AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2019

Registration No. 333-230238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	5088	99-0367603
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8411 West Oakland Park Blvd.

Suite 201

Sunrise, FL 33351

Tel: (866) 940-6812

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Incorp Services Inc.

3773 Howard Hughes Pkwy

STE 500S

Las Vegas, NV 89169

Tel: (702) 866-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jonathan D. Leinwand, P.A.
20900 NE 30th Ave., Eighth Floor
Aventura, FL 33180
Phone: 954-903-7856

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	4,170,000	$.0001	$417.00	$0.05

Total	4,170,000	$.0001	$417.00	$0.05

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholder named in the accompanying prospectus.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JUNE 25, 2019

PRELIMINARY PROSPECTUS.

BlackPoll Fleet International Inc.

Up to 4,170,000 Shares of common stock

This prospectus relates to the resale or other disposition by the selling stockholders (the “Selling Stockholders”) identified in this prospectus and its transferees of up to 4,170,000 shares of our common stock, par value $0.001 per share.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares may trade in the future or in private transactions. These dispositions will be at fixed prices. We will not receive any proceeds from the sale or other disposition of these shares by the Selling Stockholders.

OTC Markets has discontinued the display of quotes for our securities and they have been labeled \Caveat Emptor,. or buyer beware, to inform investors that there may be reason to exercise additional care and perform thorough due diligence before making an investment decision in our securities. There can be no assurance that the Caveat Emptor designation will ever be removed or that the display of quotes for our securities will ever be resumed.

We will bear all costs relating to the registration of these shares of our common stock, other than the Selling Stockholders’ legal or accounting costs or commissions.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Prospectus dated _________, 2019

Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

An investor should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

Prospectus Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section titled “Risk Factors” and our consolidated financial statements and related notes included elsewhere or incorporated by reference in this prospectus and under similar titles in documents that we incorporate by reference to this prospectus, before making an investment decision. Except as otherwise indicated or unless the context otherwise requires, references to “company,” “we,” “us,” “our” or “Outlook Therapeutics,” refer to Outlook Therapeutics, Inc. and its consolidated subsidiaries.

Overview

BlackPoll Fleet International, Inc.’s (referred to herein as the “Company,” “BPOL,” “we,” “our,” and “us”) primary service targets include airline manufacturers, repair facilities and governmental agencies. We seek to operate our business on a global basis, providing aircraft parts to customers in every major geographical region, including markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe. Many of these markets are experiencing increased demand for aviation services and have lower market saturation than more mature markets such as North America and Western Europe. We expect that these markets will also present significant growth opportunities in upcoming years as the aging aircraft and infrastructure in these markets require service and replacement. An important focus of our strategy is meeting the needs of this replacement market. Governments and non-governmental organizations (“NGOs”) in some of these markets have fewer alternatives, enabling us to command relatively higher prices for replacement parts compared to those in more mature markets.

Company History

The Company was formed in the State of Nevada on May 11, 2011 as Basta Holdings, Corp. The Company was a development-stage company formed to commence operations in the distribution of copper pipes and fittings. Shortly after the change in control in January 2014, the Company became a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircrafts. On July 24, 2015, the Company changed its name from Basta Holdings, Corp. to BlackPoll Fleet International, Inc.

On November 1, 2015, the Company retained LGN International, LLC and Monarch Air Group, LLC to advise and counsel the Company with respect to its activities as a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircraft.

On June 30, 2017, Dan Oran purchased 17,971,377 shares of the Issuer’s common stock for consideration of $160,000. As a result of that purchase Mr. Oran owned approximately 86% of the issued and outstanding common stock of the Company resulting in a change of control. Mr. Oran also became the Company’s Chief Executive Officer and Chief Financial Officer.

On July 21, 2017, the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”). Jet provides aircraft spare parts for Boeing, McDonnell Douglas, Airbus, and Lockheed model jet aircraft, as well as for Pratt & Whitney, General Electric, GE/SN ECMA, and Rolls-Royce engines. The Company had the exclusive right to sell Jet’s inventory during term of the Consignment Agreement. The Company paid Jet fifty percent (50%) of the proceeds from the sale of the inventory after expenses. The Consignment Agreement was terminated on October 31, 2018.

Following the termination of the Consignment Agreement the Company has continued in the business of selling aircraft spare parts. The Company locates and supplies the parts to its customers on an as needed basis and does not maintain any inventory.

THE OFFERING

Securities Offered	4,170,000 shares of the Company’s common stock

Common stock Outstanding Before the Offering (1)	25,040,909

Common stock Outstanding After the Offering	25,040,909

Quotation of Common stock	The Company’s common shares are not currently quoted on any exchange or inter-dealer quotation system.

Use of Proceeds	We are not selling any shares of the common stock covered by this Prospectus. Consequently, we will not receive any of the offering proceeds from the sale of the shares of common stock registered and covered by this Prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 25,040,909 shares outstanding as of June 17, 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

Forward-looking statements contained herein involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, among others:

●	general economic and industry conditions;

●	conditions in the credit markets;

●	changes in military spending;

●	risks unique to suppliers of equipment and services to the U.S. government;

●	risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which we rely;

●	our ability to effectively compete in our industry;

●	our ability to effectively manage our inventory;

●	our suppliers’ ability to provide us with the products we sell in a timely manner, in adequate quantities and/or at a reasonable cost, while also meeting our customers’ quality standards;

●	our ability to retain key personnel;

●	risks associated with our international operations, including exposure to foreign currency movements;

●	changes in trade policies;

●	risks associated with assumptions we make in connection with our critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of our deferred tax assets) and legal proceedings;

●	changes in U.S. income tax law;

●	our dependence on third-party package delivery companies;

●	fuel price risks;

●	fluctuations in our financial results from period-to-period;

●	environmental risks;

●	risks related to the aerospace industry and the regulation thereof;

●	risks related to our indebtedness; and

●	other risks and uncertainties.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business, including those described under Part I, Item 1A. “Risk Factors” and the other documents we file from time to time with the Securities and Exchange Commission (SEC). All forward-looking statements included in this Annual Report on Form 10-K (including information included or incorporated by reference herein) are based upon information available to us as of the date hereof, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by  us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this and in any other public statements we make may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking  statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

RISK FACTORS

Risks Related to Our Business and Industry

We are directly dependent upon the condition of the aerospace industry, which is closely tied to global economic conditions, and if the aerospace industry or the U.S. or global economy were to experience a recession, our business, financial condition and results of operations could be negatively impacted.

Demand for the products we offer are directly tied to the delivery of new aircraft, aircraft utilization, and repair of existing aircraft, which, in turn, are impacted by global economic conditions. For example, 2009 revenue passenger miles (RPMs) on commercial aircraft declined due to the global recession. During the same period, the industry experienced declines in large commercial, regional and business jet deliveries. A slowdown in the global economy, or a return to a recession, would negatively impact the aerospace industry, and could negatively impact our business, financial condition and results of operations.

Military spending, including spending on the products we sell, is dependent upon national defense budgets, and a reduction in military spending could have a material adverse effect on our business, financial condition and results of operations.

The military market is significantly dependent upon government budget trends, particularly the U.S. Department of Defense (DoD) budget. Future DoD budgets could be negatively impacted by several factors, including, but not limited to, a change in defense spending policy by the current and future presidential administrations and Congress, the U.S. government’s budget deficits, spending priorities, the cost of sustaining the U.S. military presence in overseas operations and possible political pressure to reduce U.S. Government military spending, each of which could cause the DoD budget to decline. A decline in U.S. military expenditures could result in a reduction in military aircraft production, which could have a material adverse effect on our business, financial condition and results of operations.

In particular, military spending may be negatively impacted by the Budget Control Act of 2011 (the Budget Control Act), which was passed in August 2011. The Budget Control Act established limits on U.S. government discretionary spending, including a reduction of defense spending by approximately $490 billion between the 2012 and 2021 U.S. government fiscal years, and also provided that the defense budget would face “sequestration” cuts of up to an additional $500 billion during that same period to the extent that discretionary spending limits were exceeded. The impact of sequestration was reduced with respect to the government’s 2014 and 2015 fiscal years, in exchange for extending sequestration into fiscal years 2022 and 2023, following the enactment of the Bipartisan Budget Act of 2013 in December 2013. The impact of sequestration was further reduced with respect to the government’s 2016 and 2017 fiscal years, following the enactment of the Bipartisan Budget Act of 2015 in November 2015 and with respect to the government’s 2018 and 2019 fiscal years, following the enactment of the Bipartisan Budget Act of 2018 in February 2018. Sequestration is currently scheduled to resume in the government’s 2020 fiscal year. We are unable to predict the impact that the cuts associated with sequestration will ultimately have on funding for military programs. However, such cuts could result in reductions, delays or cancellations of these programs, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to unique business risks as a result of supplying equipment to the U.S. government directly and as a subcontractor, which could lead to a reduction in our net sales from, or the profitability of our supply arrangements with, the U.S. government.

Companies engaged in supplying defense-related equipment and services to U.S. government agencies are subject to business risks specific to the defense industry. We contract directly with the U.S. government and are also a subcontractor to customers contracting with the U.S. government. Accordingly, the U.S. government may unilaterally suspend or prohibit us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, revoke required security clearance, reduce the value of existing contracts or audit our contract-related costs and fees. In addition, most of our U.S. government contracts and subcontracts can be terminated by the U.S. government or the contracting party, as applicable, at its convenience. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination.

In addition, we are subject to U.S. government inquiries and investigations, including periodic audits of costs that we determine are reimbursable under government contracts. U.S. government agencies routinely audit government contractors to review performance under contracts, cost structure and compliance with applicable laws, regulations, and standards, as well as the adequacy of and compliance with internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be misclassified or inaccurately allocated to a specific contract are not reimbursable, and to the extent already reimbursed, must be refunded. Also, any inadequacies in our systems and policies could result in payments being withheld, penalties and reduced future business.

Government rules require contracting officers to impose contractual withholdings at no less than certain minimum levels if a contracting officer determines that one or more of a contractor’s business systems have one or more significant deficiencies. If a contracting officer were to impose such a withholding on us or even one of our prime contractors, it would increase the risk that we would not be paid in full or paid timely. If future audit adjustments exceed our estimates, our profitability could be adversely affected.

If a government inquiry or investigation uncovers improper or illegal activities, we could be subject to civil or criminal penalties or administrative sanctions, including contract termination, fines, forfeiture of fees, suspension of payment and suspension or debarment from doing business with U.S. government agencies, any of which could materially adversely affect our reputation, business, financial condition and results of operations.

We are also subject to the federal False Claims Act, which provides for substantial civil penalties and treble damages where a contractor presents a false or fraudulent claim to the government for payment. Actions under the False Claims Act may be brought by the government or by other persons on behalf of the government (who may then share in any recovery).

If we lose significant customers, significant customers materially reduce their purchase orders or significant programs on which we rely are delayed, scaled back or eliminated, our business, financial condition and results of operations may be adversely affected.

A reduction in purchasing by or loss of one of our larger customers for any reason, including changes in manufacturing or procurement practices, loss of a customer as a result of the acquisition of such customer by a purchaser who does not fully utilize a distribution model or uses a competitor, in-sourcing by customers, a transfer of business to a competitor, an economic downturn, failure to adequately service our clients or to manage the implementation of new customer sites, decreased production or a strike, could have a material adverse effect on our business, financial condition and results of operations.

As an example of changes in manufacturing practices that could impact us, OEMs such as Boeing and Airbus have incorporated a higher proportion of composite materials in some of the aircraft they manufacture. Aircraft utilizing composite materials generally require the use of significantly fewer C-class aerospace parts than new aircraft made of more traditional non-composite materials, although the parts used are generally higher priced than C-class aerospace parts used in non-composite aircraft structures. To the extent Boeing, Airbus and other customers increase their reliance on composite materials, they may materially reduce their purchase orders from third parties like us.

As an example of the potential loss of business due to customer in-sourcing, a major OEM is undertaking an initiative to cause its first and second tier suppliers to source certain OEM-specific materials, including fasteners, directly from the OEM itself, rather than through distributors such as us. If such initiative is broadly implemented by the OEM, or if other OEMs pursue similar initiatives, a portion of our sales to their suppliers, and consequently our business, financial condition and results of operations, could be adversely affected.

In addition, major OEMs have recently indicated that they are pursuing initiatives to increase the services portion of their business. These initiatives could lead to greater in-sourcing on the part of the OEMs, which could adversely affect a portion of our sales to the OEMs and their suppliers.

We operate in a highly competitive market and our failure to compete effectively may negatively impact our results of operations.

We operate in a highly competitive global industry and compete against a number of companies, including divisions of larger companies and certain of our suppliers, some of which may have significantly greater financial resources than we do and therefore may be able to adapt more quickly to changes in customer requirements than we can. Our competitors consist of both U.S. and foreign companies and range in size from divisions of large public corporations to small privately held entities. We believe that our ability to compete depends on superior customer service and support, on-time delivery, sufficient inventory availability, competitive pricing and effective quality assurance programs. To remain competitive, we may have to adjust the prices of some of the products and services we sell and continue investing in our procurement, supply-chain management and sales and marketing functions, the costs of which could negatively impact our results of operations.

We do not have guaranteed future sales of the products we sell

Our business, financial condition, results of operations and operating margins could be negatively affected due to not having contracts which offer guaranteed future sales of the products we sell.

We may be unable to effectively manage our inventory, which could have a material adverse effect on our business, financial condition and results of operations.

Due to the lead times required by many of our suppliers, we typically order products, particularly hardware products, in advance of expected sales, and the volume of such orders may be significant. Lead times generally range from several weeks up to two years, depending on industry conditions, which makes it difficult to successfully manage our inventory as we plan for future demand. In addition, demand for our products can fluctuate significantly, which can also negatively impact our cash flows and inventory level.

If suppliers are unable to supply us with the products we sell in a timely manner, inadequate quantities and/or at a reasonable cost, while also meeting our customers’ quality standards, we may be unable to meet the demands of our customers, which could have a material adverse effect on our business, financial condition and results of operations.

Our inventory is primarily sourced directly from producers and manufacturing firms, and we depend on the availability of large supplies of the products we sell, which must also meet our customers’ quality standards. These manufacturers and producers may experience capacity constraints that result in their being unable to supply us with products in a timely manner, in adequate quantities and/or at a reasonable cost. Contributing factors to manufacturer capacity constraints include, among other things, industry or customer demands in excess of manufacturing capacity, labor shortages and changes in raw material flows. In addition, changes in trade policies, such as the imposition of additional tariffs on certain products imported into the United States, could result in increased procurement costs. Any significant interruption in the supply of these products or termination of our relationship with any of our suppliers could result in us being unable to meet the demands of our customers, which would have a material adverse effect on our business, financial condition and results of operations.

Our business is highly dependent on complex information technology and our business and operations could suffer in the event of cyber-security breaches.

The provision and application of IT is an increasingly critical aspect of our business. Among other things, our IT systems must frequently interact with those of our customers, suppliers and logistics providers. Our future success will depend on our continued ability to employ IT systems that drive operational efficiency and meet our customers’ demands. The failure or disruption of the hardware or software that supports our IT systems, including redundancy systems, could significantly harm our ability to service our customers and cause economic losses for which we could be held liable and which could damage our reputation. In addition, we are subject to the risk of cyber-security attacks, which includes, but is not limited to, malicious software, ransomware or terrorists attacks, unauthorized attempts to gain access to sensitive, confidential or otherwise protected information related to us, our customers and our suppliers and other cyber-security breaches. A cyber-related attack could cause a loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our IT systems, communications or utilities, or those of third parties on which we rely, could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption which could have a material adverse effect on our business, results of operations and financial condition. In addition, system improvements and other IT-related upgrades could require us to accelerate the depreciation of certain assets, which could have a material adverse effect on our operating results.

Our competitors may have or may develop IT systems that permit them to be more cost effective and otherwise better able to meet customer demands than we are able to with IT systems we are able to acquire or develop. Larger competitors may be able to develop or license IT systems more cost effectively than we can by spreading the cost across a larger revenue base, and competitors with greater financial resources may be able to acquire or develop IT systems that we cannot afford. If we fail to meet the demands of our customers or protect against disruptions of our IT systems, we may lose customers, which could seriously harm our business and adversely affect our operating results and operating cash flow.

We may be unable to retain personnel who are key to our operations.

Our success, among other things, is dependent on our ability to attract, develop and retain highly qualified senior management and other key personnel. Competition for key personnel is intense, and our ability to attract and retain key personnel is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. The inability to hire, develop and retain these key employees may adversely affect our operations.

There are risks inherent in international operations that could have a material adverse effect on our business, financial condition and results of operations.

Our international operations are subject to, without limitation, the following risks:

●	the burden of complying with multiple and possibly conflicting laws and any unexpected changes in regulatory requirements;

●	political risks, including risks of loss due to civil disturbances, acts of terrorism, acts of war, guerilla activities and insurrection;

●	unstable economic, financial and market conditions and increased expenses due to inflation, or higher interest rates;

●	difficulties in enforcement of third-party contractual obligations and collecting receivables through foreign legal systems;

●	changes in global trade policies;

●	increasingly complex laws and regulations concerning privacy, data protection and data security, including the European Union’s General Data Protection Regulation;

●	difficulties in staffing and managing international operations and the application of foreign labor regulations;

●	differing local product preferences and product requirements; and

●	potentially adverse tax consequences from changes in tax laws, requirements relating to withholding taxes on remittances and other payments by subsidiaries and restrictions on our ability to repatriate dividends from our subsidiaries.

Our international operations require us to comply with numerous applicable anti-corruption and trade control laws and regulations, including those of the U.S. government and various other jurisdictions, and our failure to comply with these laws and regulations could adversely affect our reputation, business, financial condition and results of operations.

Doing business on a worldwide basis requires us to comply with the laws and regulations of the U.S. government and various other jurisdictions, and our failure to successfully comply with these rules and regulations may expose us to liabilities. These laws and regulations can apply to companies, individual directors, officers, employees and agents, and may restrict our operations, trade practices, investment decisions and partnering activities. Our risk of violating anti-corruption laws is increased because some of the international locations in which we operate lack a highly developed legal system and have elevated levels of corruption, and because our industry is highly regulated.

In particular, our international operations are subject to U.S. and foreign anti-corruption laws and regulations, such as the FCPA, the Bribery Act and other applicable anti-corruption regimes. These laws generally prohibit us from corruptly providing anything of value, directly or indirectly, to foreign government officials for the purposes of improperly influencing official decisions, improperly obtaining or retaining business, or otherwise obtaining favorable treatment. As part of our business, we may deal with governments and state-owned business enterprises, the employees and representatives of which may be considered government officials for purposes of the FCPA, the Bribery Act or other applicable anti-corruption laws. Some anti-corruption laws, such as the Bribery Act, also prohibit commercial bribery and the acceptance of bribes. In addition, the FCPA further requires publicly traded companies to maintain adequate record-keeping that accurately reflects the transactions of the company, as well as a system of internal accounting controls.

As an exporter, we must comply with various laws and regulations relating to the export of products, from the United States and other countries having jurisdiction over our operations. In the U.S., these laws include, among others, the EAR administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the ITAR administered by the U.S. Department of State’s Directorate of Defense Trade Controls, and trade sanctions, regulations and embargoes administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. These laws and regulations may require us to obtain individual validated licenses from the relevant agency to export, re-export, or transfer commodities, software, technology, or services to certain jurisdictions, individuals, or entities. We cannot be certain that our applications for export licenses or other authorizations will be granted or approved. Furthermore, the export license and export authorization process is often time-consuming.

Violations of these legal requirements can be punishable by criminal fines and imprisonment, civil penalties, disgorgement of profits, injunctions, debarment from government contracts, seizure and forfeiture of unlawful attempted exports, and/or denial of export privileges, as well as other remedial measures. We have established policies and procedures designed to assist us, our personnel and our agents to comply with applicable U.S. and international laws and regulations. However, there can be no guarantee that our policies and procedures will effectively prevent us, our employees and our agents from violating these regulations in every transaction in which we may engage, and violations, allegations or investigations of such violations could materially adversely affect our reputation, business, financial condition and results of operations.

Changes in trade policies, including the imposition of additional tariffs, could negatively impact our business, financial condition and results of operations.

The current United States administration has signaled support for, and in some instances has taken action with respect to, major changes to certain trade policies, such as the imposition of additional tariffs on imported products and the withdrawal from or renegotiation of certain trade agreements, including the North American Free Trade Agreement. Such changes could also result in retaliatory actions by the United States’ trade partners. For example, the United States has increased tariffs on certain imports from China, as well as on steel and aluminum products imported from various countries. In response, China, the European Union, and several other countries have imposed or proposed additional tariffs on certain exports from the United States.

We procure certain of the products we sell directly or indirectly from outside of the United States. The imposition of tariffs and other potential changes in United States trade policy could increase the cost or limit the availability of such products, which could hurt our competitive position and adversely impact our business, financial condition and results of operations. In addition, we sell a significant proportion of our products to customers outside of the United States. Retaliatory actions by other countries could result in increases in the price of our products, which could limit demand for such products, hurt our global competitive position and have a material adverse effect on our business, financial condition and results of operations.

Changes in U.S. tax law have affected and may continue to affect our business, financial condition and results of operations.

On December 22, 2017, the Tax Act was signed into law. We are still evaluating the full impact of the Tax Act on our liability for U.S. corporate tax and the related impact on our business, financial condition and results of operations, and based on our current estimates, we believe these changes will be material. For example, we believe that the following changes included in the Tax Act, among others, will or could have a material impact on our liability for U.S. corporate tax: (i) the transition to a territorial tax system that generally allows for the repatriation of foreign earnings without additional U.S. corporate income tax while maintaining and expanding existing rules regarding the taxation of foreign earnings prior to their repatriation to the U.S. and (ii) the limitations on the deductibility of interest expense, entertainment expense and certain executive compensation. However, our estimates regarding the impact of the Tax Act may change, possibly materially, following management’s review of historical records, refinement of calculations, modifications of assumptions and further interpretation of the Tax Act based on U.S. Treasury regulations and guidance from the Internal Revenue Service and state tax authorities.

If any of our customers were to become insolvent or experience substantial financial difficulties, our business, financial condition and results of operations may be adversely affected.

If any of the customers with whom we do business becomes insolvent or experiences substantial financial difficulties we may be unable to timely collect amounts owed to us by such customers and may not be able to sell the inventory we have purchased for such customers, which could have a material adverse effect on our business, financial condition and results of operations.

We or our suppliers or customers may experience damage to or disruptions at our or their facilities caused by natural disasters and other factors, which may result in our business, financial condition and results of operations being adversely affected.

Our facility or those of our suppliers and customers could be subject to a catastrophic loss caused by earthquakes, tornadoes, floods, hurricanes, fire, power loss, telecommunication and information systems failure or other similar events. Should insurance be insufficient to recover all such losses or should we be unable to reestablish our operations, or if our customers or suppliers were to experience material disruptions in their operations as a result of such events, our business, financial condition and results of operations could be adversely affected.

We are dependent on access to and the performance of third-party package delivery companies.

Our ability to provide efficient distribution of the products we sell to our customers is an integral component of our overall business strategy. We do not maintain our own delivery networks, and instead rely on third-party package delivery companies. We cannot assure you that we will always be able to ensure access to preferred delivery companies or that these companies will continue to meet our needs or provide reasonable pricing terms. In addition, if the package delivery companies on which we rely experience delays resulting from inclement weather or other disruptions, we may be unable to maintain products in inventory and deliver products to our customers on a timely basis, which may adversely affect our business, financial condition and results of operations.

A significant labor dispute involving us or one or more of our customers or suppliers, or a labor dispute that otherwise affects our operations, could reduce our net sales and harm our profitability.

Labor disputes involving us or one or more of our customers or suppliers could affect our operations. If our customers or suppliers are unable to negotiate new labor agreements and our customers’ or suppliers’ plants experience slowdowns or closures as a result, our net sales and profitability could be negatively impacted.

While our employees are not currently unionized, they may attempt to form unions in the future, and the employees of our customers, suppliers and other service providers may be, or may in the future be, unionized. We cannot assure you that there will not be any strike, lock out or material labor dispute with respect to our business or those of our customers or suppliers in the future that materially affects our business, financial condition and results of operations.

We may be materially adversely affected by high fuel prices.

Fluctuations in the global supply of crude oil and the possibility of changes in government policies on the production, transportation and marketing of jet fuel make it impossible to predict the future availability and price of jet fuel. In the event there is an outbreak or escalation of hostilities or other conflicts or significant disruptions in oil production or delivery in oil-producing areas or elsewhere, there could be reductions in the production or importation of crude oil and significant increases in the cost of jet fuel. If there were major reductions in the availability of jet fuel or significant increases in its cost, commercial airlines would face increased operating costs. Due to the competitive nature of the airline industry, airlines are often unable to pass on increases in fuel prices to customers by increasing fares. As a result, an increase in jet fuel could result in a decrease in net income from either lower margins or, if airlines increase ticket fares, lower net sales from reduced airline travel. Decreases in airline profitability could decrease the demand for new commercial aircraft, resulting in delays of or reductions in deliveries of commercial aircraft that utilize the products we sell, and, as a result, our business, financial condition and results of operations could be materially adversely affected.

Our financial results may fluctuate from period-to-period, making quarter-to-quarter comparisons of our business, financial condition and results of operations less reliable indicators of our future performance.

There are many factors, such as the cyclical nature of the aerospace industry, fluctuations in our ad hoc sales, delays in major aircraft programs, planned production shutdowns, downward pressure on sales prices and changes in the volume of our customers’ orders that could cause our financial results to fluctuate from period-to-period. A significant diminution in our ad hoc sales in any given period could result in fluctuations in our financial results and operating margins. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance.

We will continue to incur significant costs as a result of operating as a publicly traded company, and our management is required to devote substantial time to public company compliance requirements and investor needs.

As a publicly traded company, we will continue to incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act) and the rules of the SEC have imposed various requirements on public companies. Our management and other personnel will continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will continue to result in increased legal and financial compliance costs compared to a private company and make some activities more time-consuming and costly. For example, we believe these rules and regulations make it more difficult and more expensive for us to maintain appropriate levels of director and officer liability insurance.

Our reputation and/or our business, financial condition and results of operations could be adversely affected if one of the products we sell causes an aircraft to crash.

We may be exposed to liabilities for personal injury, death or property damage due to the failure of a product we have sold. We typically agree to indemnify our customers against certain liabilities resulting from the products we sell, and any third-party indemnification we seek from our suppliers and our liability insurance may not fully cover our indemnification obligations to customers. We also may not be able to maintain insurance coverage in the future at an acceptable cost. Any liability for which third-party indemnification is not available that is not covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

In addition, a crash caused by one of the products we have sold could damage our reputation for selling quality products. We believe our customers consider safety and reliability as key criteria in selecting a provider of aircraft products and believe our reputation for quality assurance is a significant competitive strength. If a crash were to be caused by one of the products we sold, or if we were to otherwise fail to maintain a satisfactory record of safety and reliability, our ability to retain and attract customers may be materially adversely affected.

We sell products to a highly regulated industry and our business may be adversely affected if our suppliers or customers lose government approvals, if more stringent government regulations are enacted or if industry oversight is increased.

The aerospace industry is highly regulated in the United States and in other countries. The FAA prescribes standards and other requirements for aircraft components in the U.S. and comparable agencies, such as the European Aviation Safety Agency, the Civil Aviation Administration of China and the Japanese Civil Aviation Bureau, regulate these matters in other countries. Our suppliers and customers must generally be certified by the FAA, the DoD and similar agencies in foreign countries. If any of our suppliers’ government certifications are revoked, we would be less likely to buy such supplier’s products, and, as a result, would need to locate a suitable alternate supply of such products, which we may be unable to accomplish on commercially reasonable terms or at all. If any of our customers’ government certifications are revoked, their demand for the products we sell would decline. In each case, our business, financial condition and results of operations may be adversely affected.

In addition, if new and more stringent government regulations are adopted or if industry oversight increases, our suppliers and customers may incur significant expenses to comply with such new regulations or heightened industry oversight. In the case of our suppliers, these expenses may be passed on to us in the form of price increases, which we may be unable to pass along to our customers. In the case of our customers, these expenses may limit their ability to purchase products from us. In each case, our business, financial condition and results of operations may be adversely affected.

Risks Related to our Common Stock

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your common stock at or above the price you paid for your common stock. The market price of our common stock could fluctuate significantly for various reasons, including:

●	our operating and financial performance and prospects;

●	our quarterly or annual earnings or those of other companies in our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industry;

●	the failure of securities analysts to cover our common stock or changes in analyst recommendations;

●	credit ratings downgrades or other negative actions by ratings agencies for us or our subsidiaries;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the delay in impact on our profitability caused by the time lag between when we experience cost increases until these increases flow through cost of sales because of our method of accounting for inventory, or the impact from our inability to pass on such cost increases to our customers;

●	material litigation or government investigations;

●	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

●	changes in key personnel;

●	sales of common stock by us or members of our management team;

●	the volume of trading in our common stock; and

●	the realization of any risks described under “Risk Factors.”

In addition, in recent years, the U.S. stock market has experienced significant price and volume fluctuations. This volatility has significantly impacted the market price of securities issued by many companies, including companies in our industry. The changes have often been unrelated or disproportionate to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company, and these fluctuations could materially reduce our share price and cause you to lose all or part of your investment.

We have no plans to pay regular dividends on our common stock, so you may not receive funds without selling your common stock.

We have no plans to pay regular dividends on our common stock. We generally intend to invest our future earnings, if any, to fund our growth and reduce debt. Any payment of future dividends will be at the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not record a gain on your investment when you sell your common stock and you may lose the entire amount of the investment.

Future sales of our common stock in the public market could lower our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in our Company and may adversely affect the market price of our common stock.

We and our existing stockholders may sell additional shares of common stock in subsequent public offerings. We may also issue additional shares of common stock or convertible debt securities to finance future investments including acquisitions.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We are in litigation and cannot assure a favorable outcome.

E.R. Troika, Ltd. et al. v. Boruch P. Freedman et al., Case No. 15-003786-CA-01 (Eleventh Judicial Circuit in and for Miami-Dade County, FL). On November 14, 2017, E.R. Troika, Ltd. and JSC Airline Burundaivia (the “Plaintiffs”) filed a lawsuit against nineteen individuals and entities, including BlackPoll Fleet International, Inc. f/k/a Basta Holdings Corp. The lawsuit alleges that, from November 2013 through March 2016, BlackPoll received payments from WAB International, Inc. (“WAB”) in the amount of $1,810,808 that the Plaintiffs’ claim were “fraudulent avoidable transfers” that were only for the purposes of siphoning assets out of WAB. The Plaintiffs obtained a judgement against WAB and are seeking to recover the $1,810,808 in payments made to the Company in order to partially satisfy the judgment against WAB. On January 24, 2018, BlackPoll filed its response to the lawsuit, asserting that the payments to BlackPoll were not “avoidable transfers” but rather were payments pursuant to valid contracts. BlackPoll intends to defend this lawsuit and is currently engaging in discovery concerning the Plaintiffs’ claims.

Risks Related to Our Stock

The price of our stock historically has been volatile. This volatility may negatively affect the price of our stock.

The Company’s stock continues to experience substantial price volatility. This volatility may negatively affect the price of our stock at any point in time. Our stock price is likely to be subject to significant price and volume fluctuations in response to market and other factors, including, but not limited to:

●	announcements concerning our competitors, the aviation industry or the economy in general;

●	announcements concerning the availability of the type of aircraft we service;

●	general and industry-specific economic conditions;

●	changes in the price of aircraft fuel;

●	changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

●	additions or departures of key members of management;

●	indebtedness we may incur in the future;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	announcements by us or our competitors with respect to significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments;

●	changes or proposed changes in laws or regulations affecting the domestic or foreign aviation industry or enforcement of these laws and regulations, or announcements relating to these matters; and

These broad market and industry factors may decrease the market price of our stock, regardless of our actual operating performance. The stock market in general has, from time to time, experienced extreme price and volume fluctuations, including periods of sharp decline. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

The Securities and Exchange Commission temporarily suspended trading in the Company’s Securities from April 30, 2018 through May 11, 2018.

On April 27, 2018, the SEC issued an order temporarily suspending the trading of our common shares because of concerns of potentially manipulative trading. As a result of the temporary trading suspension:

●	OTC Markets has discontinued the display of quotes for our securities and they have been labeled “Caveat Emptor,” or buyer beware, to inform investors that there may be reason to exercise additional care and perform thorough due diligence before making an investment decision in our securities;

●	there can be no assurance that the Caveat Emptor designation will ever be removed or that the display of quotes for our securities will ever be resumed;

●	following the trading suspension, broker-dealers cannot publish or submit in a quotation medium quotations to buy or sell our stock until they have complied with the information and review requirements of Exchange Act Rule 15c2-11, including the requirement that they have a reasonable basis under the circumstances for believing that information is accurate in all material respects and is from a reliable source, and filed, and FINRA has cleared, a Form 211 relating to our stock, or an exception to Rule 15c2-11 is otherwise available to a broker-dealer;

●	there can be no assurance that a broker-dealer will ever take steps to comply with the requirements of Rule 15c2-11, or that FINRA will ever clear a Form 211 with respect to our common stock; and

●	the fact that the trading suspension has ended does not mean that concerns that led to the trading suspension have been addressed or no longer apply.

One shareholder owns a majority of our outstanding voting stock and he has the ability to control all shareholder decisions including, among others, the election of directors.

More than 66% of our issued and outstanding voting stock is owned by Dan Oran. As a result, Mr. Oran has the right and power to control all decisions that come up for stockholder vote and he has the ability to control the election of all directors. He may not exercise his voting rights in a manner than minority stockholders would find acceptable or that minority stockholders would find to be in their best interests. In addition, he might refuse to approve transactions, such as takeover offers, that other stockholders may want. His control of a majority of the outstanding stock may also make it less likely that other people will be interested in acquiring stock of the Company, thus inhibiting the development of an active, liquid trading market for our common stock.

We have substantial additional authorized shares of common stock that we may issue for a variety of reasons which may dilute your percentage ownership, decrease your voting power, and possibly result in a change of control.

Our Articles of Incorporation, as amended, authorize the issuance of 250,000,000 shares of common stock, $.001 par value per share. We have 25,040,909 shares of common stock outstanding. Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Under many circumstances, those additional shares may be issued without further stockholder approval and in most cases, stockholders will not have the preemptive right to subscribe to the additional shares we may issue.

Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

To provide capital for the operation of our business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these transactions could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

There is currently a very limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Provisions in Nevada law and our certificate of incorporation and amended and restated bylaws may inhibit a takeover of us, which could cause the market price of our stock to decline and could entrench management.

Our certificate of incorporation and amended and restated bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests, including the ability of our Board of Directors to designate the terms of and issue new series of preferred stock, a prohibition on our stockholders from calling special meetings of the stockholders, and advance notice requirements for stockholder proposals and director nominations. In addition, Nevada General Corporation Law, prohibits a public Nevada corporation from engaging in certain business combinations with an “interested stockholder” (as defined in such section) for a period of three years following the time that such stockholder became an interested stockholder without the prior consent of our board of directors. The effect of Nevada General Corporation Law, as well as these charter and bylaws provisions, may make the removal of management more difficult. It may also impede a merger, takeover or other business combination or discourage a potential acquirer from making a tender offer for our stock, which, under certain circumstances, could reduce the market price of our stock.

 We have earned limited revenue and our ability to sustain our operations is dependent upon our ability to raise capital. Our independent registered public accountant has expressed substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $286,214 and $518,626 for the years ended October 31, 2018, and October 31, 2017, respectively, and have recognized revenue of $317,155 and $65,042, respectively. Our future is dependent upon our ability to obtain financing and upon achieving future profitable operations. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern for one year from the issuance of the financial statements. Our independent public accounting firm has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional capital. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan.

We may require additional funding to conduct our proposed operations for a period of one year. After one year we may need additional financing. If we do not generate any revenue, we may need a minimum of $100,000 of additional funding to pay for ongoing SEC filing requirements and working capital. We do not currently have any arrangements for additional financing.

Because we are a small company and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we are unable to make a profit, we will suspend or cease operations.

Due to the fact we are a small company and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because our marketing activities are limited, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent upon the efforts of its senior executives. The departure or the loss of any key could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure of key personnel. However, there is no guarantee that replacement personnel, if any, will be located and if located will help the Company to operate profitably.

Dan Oran, our sole officer and director, is also an officer and director of other companies and may not be able to dedicate sufficient time to our business or may have conflicts of interest.

In addition to being the sole officer and director of BlackPoll, Mr. Oran is the sole officer and a director of Profile Solutions Inc., traded on OTC Markets under the symbol PSIQ and is the sole officer and director of Beta Music Group traded on OTC Markets under the symbol BEMG. PSIQ terminated the registration of its securities with the SEC by filing Form 15 on July 17, 2012. On October 22, 2018 PSIQ filed an S-1 registration statement that has not yet been declared effective. On June 18, 2019, the SEC issued an order temporarily suspending the trading of the common shares of PSIQ. BEMG terminated the registration of its securities with the SEC by filing Form 15 on March 13, 2018. Though these companies are in different businesses than BlackPoll, conflicts may arise with regard to financing and other opportunities that Mr. Oran may present to one company and not another. Additionally, the time that Mr. Oran must dedicate to these other endeavors may negatively impact the time and consideration he is able to give to BlackPoll.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor’s shares.

Specific Risks Related To Finance

We will need to raise additional capital. If we are unable to raise additional capital, our business may fail

We will need to raise additional capital. Our current working capital is not expected to be sufficient to carry out all  of our plans to secure additional financing, we may need to borrow money or sell more securities. Under the  current circumstances, we may be unable to secure additional financing on favorable terms, if available at all in which case our business may fail.

The market price of our common stock may be volatile which could adversely affect the value of your investment  in our common stock.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

●	Fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	Changes in estimates of our financial results or recommendations by securities analysts;
●	Changes in market valuations of similar companies;
●	Changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	Regulatory developments in Canada, United States or foreign countries;
●	Litigation involving our Company, our general industry or both;
●	Investors’ general perception of us; and
●	Changes in general economic, industry and market conditions.

You may experience dilution of your ownership interests due to the future issuance of additional shares of our  common stock which could be materially adverse to the value of our common stock.

As of the date of this Registration Statement, we have 25,040,909 shares of our common stock issued and outstanding. We are authorized to issue up to 250,000,000 shares of common stock. Our Board of Directors may authorize the issuance of additional common or preferred shares under applicable state law without shareholder approval. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. Future sales of substantial amounts of our common stock, or the perception that sales could occur, could have a material adverse effect on the price of our common stock. If we need to raise additional capital, it may be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted, and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

If our common stock remains subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Our common stock will, for the foreseeable future, be a low-priced security, or a “penny stock”. Unless our common stock is listed on a national securities exchange, including the Nasdaq Capital Market or we have stockholders’ equity of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock remains subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market.

As a result, if our common stock remains subject to the penny stock rules, the market price of our securities may be depressed, and our stockholders may find it more difficult to sell our securities.

If a trading market for our securities develops, it may be volatile which could make it difficult to sell shares of  common stock or cause sales of common stock at a loss.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due  to, among other things, the nature of our business and because we are a new public company with a limited  operating history. Furthermore, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will  subject the price of our common stock to manipulation by one or more stockholders and will significantly limit the number of shares that an investor can purchase or sell in a short period of time.

The equity markets have recently experienced significant price and volume fluctuations that have adversely affected the market prices for many companies’ securities. These fluctuations may not be directly attributable to the  operating performance of these companies. Any such fluctuations may adversely affect the market price of our  common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell shares of our common stock at a loss.

Shares eligible for future sale may adversely affect the market price of our common stock. The future sale of a  substantial amount of our restricted stock in the public marketplace could reduce the price of our common  stock.

From time to time, certain of our stockholders may be eligible to sell their shares of common stock by means of  ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act of 1933, as amended, subject to certain compliance requirements. In general, pursuant Rule 144, unaffiliated stockholders who have satisfied a six-month holding period may sell shares of our common stock, so long as we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the applicable period preceding such sale. Generally, once a period of six months has elapsed since the date the common stock was acquired from us or from an affiliate of ours, unaffiliated stockholders can freely sell shares of our common stock so long as the requisite conditions of Rule 144 and other applicable rules have been satisfied. Any substantial sales of common stock pursuant to Rule 144 may have an adverse effect on the market price of our common stock.

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404(a) of the Sarbanes- Oxley Act of 2002 could have a material adverse effect on our business and stock price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such  control standards are modified, supplemented or amended from time to time; we may not be able to assert that we   have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

The Company has previously failed to timely file reports under the Securities Exchange Act of 1934.

The Company was previously a reporting issuer under the Securities Exchange Act of 1934 (the “Exchange Act”). However, on May 2, 2018 the Company filed a Form 15 with the SEC to suspend its duty to file periodic reports under the Exchange Act. However, prior to filing of that report, the Company had not filed its quarterly or annual reports pursuant to the Exchange Act since its last report on Form 10-Q for the quarterly period ended July 31, 2015.

Should the Company fail to file reports under the Exchange Act it will limit investor’s access to timely, material information and the Company’s registration under the Exchange Act could be revoked. Revocation of the Company’s registration under the Exchange Act would prevent there being a trading market for our shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other dispositions of the shares covered hereby by the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

Our shares of common stock were traded on the OTC Markets Pink tier under the symbol “BPOL”. On April 27, 2018 trading in our shares was suspended by the SEC for ten days. Trading was suspended for the period from 9:30 a.m. EDT on April 30, 2018, through 11:59 p.m. EDT on May 11, 2018. Since that time, OTC Markets has blocked display of any quotation for our shares and labeled our shares as “Caveat Emptor” on their website. Our shares do not trade other than on an extremely limited and sporadic basis. The following table sets forth for the periods indicated the range of high and low quotations per share as reported on the OTC Pink since the first period for which figures are available. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Year 2018	High	Low
First Quarter	$1.90	$0.85
Second Quarter	$2.00	$0.85
Third Quarter	$—	$—
Fourth Quarter	$—	$—

Year 2017	High	Low
First Quarter	$0.12	$0.02
Second Quarter	$0.29	$0.02
Third Quarter	$1.62	$0.03
Fourth Quarter	$1.50	$1.01

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. Currently, we intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of certain of our outstanding securities prohibit us from paying dividends on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

SELLING SECURITY HOLDERS

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholder identified herein of up to an aggregate of 4,170,000 shares of our common stock.

The following table sets forth for the selling stockholder, the name, the number and percentage of shares of common stock beneficially owned as of March 11, 2019, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock, and is based upon information provided to us by the selling stockholder for use in this prospectus. The information presented in the table is based on 25,040,909 shares of our common stock outstanding on April 19, 2019

Beneficial ownership is determined in accordance with the rules of the SEC. The Selling Stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 25,040,909 shares of Common stock outstanding as of April 19, 2019. Each of the shareholders purchased their shares from the Company pursuant to a subscription agreement for cash consideration pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, except as specifically noted below

		Ownership Before Offering			After Offering (1)
Selling Stockholder	Number of Shares of Common stock Beneficially Owned	Date Shares Acquired	Percentage of Common stock Beneficially Owned	Number of Shares Offered	Number of Shares of Common stock Beneficially Owned	Percentage of Common stock Beneficially Owned
Vladimir Kudyakov (4)	80,000	7/31/17	0.32%	80,000	0	0
295 Queen Anne Road LLC.	20,000	7/31/17	0.08%	20,000	0	0
Khfir Nahum	100,000	7/31/17	0.40%	100,000	0	0
Capri International Ventures, LLC	40,000	7/31/17	0.16%	40,000	0	0
Avi Menachem	100,000	7/31/17	0.40%	100,000	0	0
Charng H Chen	40,000	7/31/17	0.16%	40,000	0	0
Yoram Shaaltiel	100,000	7/31/17	0.40%	100,000	0	0
Chabad Lubovitch of Weston	100,000	7/31/17	0.40%	100,000	0	0
Walter Adelstein	20,000	7/31/17	0.08%	20,000	0	0
Alexa Mehaber	10,000	7/31/17	0.04%	10,000	0	0
Alana Mehaber	10,000	7/31/17	0.04%	10,000	0	0
Joel Leibovitch	20,000	7/31/17	0.08%	20,000	0	0
Net Zero Group Corp.	20,000	7/31/17	0.08%	20,000	0	0
Abraham Samuels	20,000	7/31/17	0.08%	20,000	0	0
Liron Shrem	100,000	7/31/17	0.40%	100,000	0	0
S & H Land Dec LLC.	20,000	7/31/17	0.08%	20,000	0	0
Nativ Ltd.	100,000	7/31/17	0.37%	100,000	0	0
Alon Azron	20,000	7/31/17	0.08%	20,000	0	0
Eyal Mehaber	1,180,000	6/30/17	4.71%	1,180,000	0	0
Dan Oran (2)	17,971,377	6/30/17	71.77%	1,000,000	16,971,377	67.77%
Leonard Tucker (3)	1,996,820	9/1/17	7.97%	1,000,000	996,820	3.98%
Henry Rengifo (5)	10,000	7/31/17	0.04%	10,000	0	0
Galit Sagiv (5)	10,000	7/31/17	0.04%	10,000	0	0
Moshe Yemin	40,000	7/31/17	0.16%	40,000	0	0
Robbie Hicks (5)	10,000	7/31/17	0.04%	10,000	0	0

(1)	Represents the number of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the Selling Stockholder after completion of this offering or otherwise.

(2)	Dan Oran is the Company’s Chief Executive Officer and a director.

(3)	Leonard Tucker is a consultant to the Company and acquired his shares for services rendered pursuant to a consulting agreement with the Company. Pursuant to that agreement, Mr. Tucker assists the Company in locating and engaging professionals to assist the Company in filing a registration statement to register the Company’s securities and advise the Company on the process of having a Form 211 filed so that the Company’s securities can be quoted on OTC Markets. The agreement is for a term of three years and commenced on June 20, 2017.

(4)	Vladimir Kudyakov is the Chief Operating Officer of Jet Aviation Corp., a subsidiary of the Company. He purchased his shares from the Company.

(5)	Each of these Shareholders acquired their shares for services rendered to the Company.

i.	Henry Rengfo provided IT services to the Company implementing systems to create, manage and optimize access to information and business processes. The services include but are not limited to Infrastructure Technology such as load balancers and firewalls, computing, software, platforms, API’s, networks, data storage and data synchronization.
ii.	Galit Sagiv provided bookkeeping services to the Company, implementing systems to manage accounting records, internal financial reports and tax returns. The services include but are not limited to accounts Payable, Accounts Receivable, Bank Reconciliation, Bill Payment, Budget Preparation, Customized Reports, Detailed General Ledgers, Financial Statements, General Bookkeeping, Payroll and Check Registers.
iii.	Robbie Hicks provided administrative services to the Company, implementing systems to manage BPOL’s office operations, human resources and maintain records, papers, documents, ledgers, journals, files and reports.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares may be traded in the future or in private transactions. These dispositions may be at fixed prices.

At this time our shares are not traded on any market and there is no public market for our common stock, therefore limiting the ability of any selling stockholder to sell the shares in anything but private transactions. However, should the Company’s securities again to begin to trade after the filing and clearance of a Form 211 with FINRA, the selling stockholder may use additional methods as set forth below:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of common stock by the selling stockholder.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 270,000,000 (two hundred seventy million) shares of capital stock, par value $0.001 per share, 250,000,000 (two hundred fifty million) shares of which are designated as common stock.

Capital Stock Issued and Outstanding

As of June 17, 2019, we have 25,040,909 shares of common stock issued and outstanding, 75,000 shares of common stock issuable upon conversion of outstanding convertible preferred stock.

Common Stock

The following is qualified in its entirety by reference to our Certificate of Incorporation and amendments thereto and our Bylaws, and by the provisions of applicable law. A copy of our Certificate of Incorporation and our amended and Bylaws are included as exhibits to this prospectus.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the votes cast authorizes such an action, except where the Nevada Revised Statutes prescribes a different percentage of votes or a different exercise of voting power. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock.

No preemptive, conversion, or other subscription rights apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock. The voting, dividend and liquidation rights of the holders of our common stock are subject to and qualified by the rights of the holders of the preferred stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value.

Series A Preferred Stock $0.001 par value, 5,000,000 shares authorized no shares issued and outstanding.

Each share of Series A Preferred Stock is entitled to ten (10) votes on all shareholder matters.

Series B Convertible Preferred Stock $0.001 par value: 5,000,000 shares authorized, 37,500 shares issued and outstanding at June 17, 2019.

Upon request of the holder, each share of Series B Convertible Preferred is convertible into two (2) shares of Common Stock.

Prior to conversion, the Series B are not entitled to vote on any matter except as required by law.

Series C Convertible Preferred Stock $0.001 par value: 10,000 shares authorized, and no shares issued and outstanding.

The shares of Series C Preferred Stock entitle their holder to vote on an as-converted basis with the holders of the Company’s common stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series C Preferred Stock has a stated value of $10.00 per share and is convertible into 9.99% of the Company’s issued and outstanding shares of common stock, calculated on a fully diluted basis.

The shares of preferred stock not already designated may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

 Anti-Takeover Effects of Provisions of the Articles of Incorporation and Bylaws

The provisions of Nevada law and our bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of us. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 shareholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and By-laws

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors for monetary damages for any act or omission of a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our amended and restated articles of incorporation do not provide for greater liability of our officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our articles of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The limitation of liability and indemnification provisions under Nevada law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

The transfer agent for our common stock is:

Action Stock Transfer Corp.

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

LEGAL MATTERS

Unless otherwise indicated, Jonathan D. Leinwand, P.A, Aventura, Florida, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements as of October 31, 2018 and October 31, 2017 and for the years then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC covering the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits filed as part of the registration statement for copies of the actual contract, agreement or other document.

You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is http://www.blackpollfleet.com/. There we will make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

Business

Overview

BlackPoll Fleet International, Inc.’s (referred to herein as the “Company,” “BPOL,” “we,” “our,” and “us”) primary service targets include airline manufacturers, repair facilities and governmental agencies. We seek to operate our business on a global basis, providing aircraft parts to customers in every major geographical region, including markets such as Asia, the Pacific Rim, Latin America, the Middle East and Eastern Europe. Many of these markets are experiencing increased demand for aviation services and have lower market saturation than more mature markets such as North America and Western Europe. We expect that these markets will also present significant growth opportunities in upcoming years as the aging aircraft and infrastructure in these markets require service and replacement. An important focus of our strategy is meeting the needs of this replacement market. Governments and non-governmental organizations (“NGOs”) in some of these markets have fewer alternatives, enabling us to command relatively higher prices for replacement parts compared to those in more mature markets.

On July 21, 2017, the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Components”). Components provides aircraft spare parts for Boeing, McDonnell Douglas, Airbus, and Lockheed model jet aircraft, as well as for Pratt & Whitney, General Electric, GE/SN ECMA, and Rolls-Royce engines. The Company had the exclusive right to sell Components’s inventory during term of the Consignment Agreement. The Company sold the inventory to previous customers of Components as well as new customers derived from the Company’s sales representatives, industry contacts and advertising and marketing on social media sites such as LinkedIn and Facebook. We acted as a re-seller of Components inventory, though at times, when a customer wanted parts that Components did not have in inventory, we would purchase inventory and re-sell to it to the customer. Sales prices were negotiated with the customer and were typically 10%-50% above the item’s wholesale price. The Company paid Components fifty percent (50%) of the proceeds from the sale of the inventory after deducting expenses. The Consignment Agreement was terminated on October 31, 2018.

Subsequent to the termination of the Consignment Agreement we remain an independent distributor and provider of aviation parts to the global aerospace industry. Our services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time (JIT) delivery, third-party logistics (3PL) or fourth-party logistics (4PL) programs and point-of-use inventory management. We serve our customers under ad hoc sales. Therefore, we do not maintain any inventory but locate items requested by customers on as needed basis.

We serve customers, which are primarily in the commercial, military and general aviation sectors, including the leading original equipment manufacturers (OEMs) and their subcontractors, through which we support nearly all major Western aircraft programs, and also sell products to airline-affiliated and independent maintenance, repair and overhaul providers.

Industry Trends Affecting Our Business

We rely on demand for parts for commercial and military aircrafts for a significant portion of our sales. Commercial aircraft demand is driven by many factors, including the global economy, industry passenger volumes and capacity utilization, airline profitability, introduction of new models and the lifecycle of current fleets. Demand for business jets is closely correlated to regional economic conditions and corporate profits, but also influenced by new models and changes in ownership dynamics. Military aircraft demand is primarily driven by government spending, the timing of orders and evolving U.S. Department of Defense and Foreign strategies and policies.

Aftermarket demand is affected by many of the same trends as those in OEM channels, as well as requirements to maintain aging aircraft and the cost of fuel, which can lead to greater utilization of existing planes. Demand in the military aftermarket is further driven by changes in overall fleet size and the level of U.S. and Foreign military operational activity domestically and overseas.

Supply chain service providers and distributors have been aided by these trends along with an increase in outsourcing activities, as OEMs and their suppliers focus on reducing their capital commitments and operating costs.

Commercial Aerospace Market

Over the past three years, major airlines have ordered new aircraft at a robust pace, aided by strong profits and increasing passenger volumes. At the same time, volatile fuel prices have led to greater demand for fuel-efficient models and new engine options for existing aircraft designs. The rise of emerging markets has added to the growth in overall demand at a stronger pace than seen historically. Large commercial OEMs have indicated that they expect a high level of deliveries, primarily due to continued demand and their unprecedented level of backlogs.

Business aviation has lagged the larger commercial market, reflecting a deeper downturn in the last recession, changes in corporate spending patterns and an uncertain economic outlook. While overall business aviation production levels remain below their pre-recession peak, recent indicators point to improved market conditions. Production has increased for new models, and the number of pre-owned aircraft relative to the total business aviation in-service fleet has fallen to multiyear lows. Whether these improved conditions lead to increased deliveries in the future remains uncertain.

Military Aerospace Market

Military production has fluctuated for many aircraft programs in the past few years. Increases in the U.S. Department of Defense budget for fiscal years 2018 and 2019 have supported greater production of certain military programs. We believe increased sales from other established programs that directly benefit from these changes will benefit our business.

U.S. Department of Defense spending continues to be uncertain for fiscal years 2020 through 2023, given that the limits imposed upon U.S. government discretionary spending by the Budget Control Act and the Bipartisan Budget Act of 2013 remain in effect for these fiscal years, unless Congress acts to raise the spending limits or repeal or suspend the provisions of these laws. Future budget cuts or changes in spending priorities could result in existing program delays, changes or cancellations.

Competition

The industry in which we operate is highly competitive and fragmented. We believe the principal competitive factors in our industry include the ability to provide superior customer service and support, on-time delivery, sufficient access to inventory, competitive pricing and an effective QA program. Our competitors include both U.S. and foreign companies, including divisions of larger companies and certain of our suppliers, some of which have significantly greater financial resources than we do, and therefore may be able to adapt more quickly to changes in customer requirements than we can. In addition to facing competition for Contract customers from our primary competitors, Contract customers or potential Contract customers may also determine that it is more cost effective to establish or re-establish an in-house supply chain management capability. Under these circumstances, we may be unable to sufficiently reduce our costs to provide competitive pricing while also maintaining acceptable operating margins.

Government Regulation

Governmental agencies throughout the world, including the U.S. Federal Aviation Administration (FAA), prescribe standards for aircraft components, including virtually all commercial airline and general aviation products, as well as regulations regarding the repair and overhaul of airframes and engines. Specific regulations vary from country to country, although compliance with FAA requirements generally satisfies regulatory requirements in other countries. In addition, the products we distribute must also be certified by aircraft and engine OEMs. If any of the material authorizations or approvals that allow us to supply products is revoked or suspended, then the sale of the related products would be prohibited by law, which would have an adverse effect on our business, financial condition and results of operations.

From time to time, the FAA or equivalent regulatory agencies in other countries propose new regulations or changes to existing regulations, which are usually more stringent than existing regulations. If these proposed regulations are adopted and enacted, we could incur significant additional costs to achieve compliance, which could have a material adverse effect on our business, financial condition and results of operations.

We are also subject to government rules and regulations that include the U.S. Foreign Corrupt Practices Act (FCPA), the Bribery Act 2010 (Bribery Act), the International Traffic in Arms Regulations (ITAR), the Export Administration Regulations (EAR), economic sanctions and the False Claims Act. See “Risk Factors-Risks Related to Our Business and Industry-We are subject to unique business risks as a result of supplying equipment and services to the U.S. government directly and as a subcontractor, which could lead to a reduction in our net sales from, or the profitability of our supply arrangements with, the U.S. government and our international operations require us to comply with numerous applicable anti-corruption and trade control laws and regulations, including those of the U.S. government and various other jurisdictions, and our failure to comply with these laws and regulations could adversely affect our reputation, business, financial condition and results of operations.

Employees

As of May 6, 2019, we had 3- full-time employees. On average, our senior management team has approximately 23 years of experience in the aviation industry. None of our employees are represented by a union or collective bargaining agreements.

Properties

Our executive offices are located at 8411 West Oakland Park Blvd. Suite 201 Sunrise, Florida, 33351. We lease the offices for $1,166.50 per month and have 3 years remaining on our lease. We believe that our current facilities are adequate to meet our needs over the next 12 months.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

6-Months Ended April 30, 2019

For the 6-month period ended April 30, 2019 we had revenues of $93,810 compared to revenue of $162,577 for the period ended April 30, 2018. The reduction in revenue is due to the termination of the Company’s Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. In the prior period the Company accounted for “Net Revenues” being the amount billed to the customer less costs payable under the Consignment Agreement. Gross billings in the prior period were $224,267 compared to $0 in the current period. Provider costs related to the gross billings were $81,690 in the prior period compared to $0 in the current period. However, for the current period we had a cost of revenue of $99,364 compared to $0 in the prior period. The cost of the revenue for the period included $17,550 in inventory that the company determined was unsaleable.

Operating Expenses

Operating Expenses for the 6-month period ended April 30, 2019 were $272,863 compared to $258,910 for the period ended April 30, 2018, an increase of 5.1%.

Interest Expense

For the 6-month period ended April 30, 2019 we had interest expense of $3,763 compared to $0 for the period ended April 30, 2018. This is the result of loans that the Company received from Dan Oran, an officer and director of the Company.

Net Losses

We had net losses of $282,180 and $96,333 for the periods ended April 30, 2019 and 2018, respectively. This represents an increase in net loss of 193%. This is a result of the termination of the Consignment Agreement, which resulted in an increase in the cost of acquiring the parts that are resold to our customers.

Cash Flows for the Six Months Ended April 30, 2019 Compared to the Six Months Ended April 30, 2018

We anticipate that we will continue to incur substantial losses in the next 12 months. Our financial statements have been prepared assuming that we will have sufficient resources to maintain operations through April 30, 2020. We expect we will require additional capital to meet our long-term requirements. We expect, but there can be no assurance, that we will raise additional capital through the issuance of equity or debt securities.

Cash Flows from Operating Activities

We have generated negative cash flows from operating activities. For the period ended April 30, 2019, net cash flows used in operating activities was $131,905. Net cash flows used in operating activities was $63,966 for the period ended April 30, 2018. The increase is due to the additional cash needs of the Company since the termination of the Consignment Agreement.

Cash Flows from Investing Activities

We used $0 in investing activities during the six months ended April 30, 2019 compared to $0 for the same period in 2018.

Cash Flows from Financing Activities

We have financed our operations primarily from either loans, or from the issuance of equity shares to shareholders. For the six months ended April 30, 2019, cash from financing activities was $155,863 generated from the proceeds from the sale of our common stock, shareholder loans and note payable. This compares to ($294) during the six months ended April 30, 2018.

Year Ended October 31, 2018

Revenue

We recognized $317,155 and $65,042 in revenues in the twelve months ended October 31, 2018 and 2017, respectively.

Operating Expenses

During the year ended October 31, 2018, we incurred general and administrative expenses and professional fees of $602,972 compared to $588,340 incurred during the year ended October 31, 2017. General and administrative expenses incurred during the year ended October 31, 2018 and 2017 were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and marketing expenses.

Interest Expense

Interest expense increased by $397 to $397 for the year ended October 31, 2018 from $0 for the year ended

October 31, 2017. The increase was due to interest on the loans made to the Company during the year ended October 31, 2018.

(Loss) gain on change in fair value of derivative liabilities.

On March 12, 2015, the Company entered into a Financial Advisory Agreement which included the sale of 10,000 shares of Series C Preferred Stock. The shares of Series C Preferred Stock are convertible into common shares equivalent to 9.99% ownership interest of the Company at the time of conversion. The shares can be converted at any time. We identified an embedded derivative liability related to the conversion feature of the Series C Preferred Stock due to the variable number of common shares issuable upon conversion. On June 30, 2017, the Company converted 10,000 shares of the Series C Preferred Stock into 1,180,000 shares of common stock. As such, we are required to determine the fair value of this derivative and mark to market each reporting period. For the year ended October 31, 2018, we incurred a $0 on change in fair value of our derivative liabilities compared to a gain of $4,672 the same period last year.

Net Losses

Our net loss for the year ended October 31, 2018 was $286,214 as compared to a net loss of $518,626 for the year ended October 31, 2017.

Cash Flows for the Twelve Months Ended October 31, 2018 Compared to the Twelve Months Ended October 31, 2017

As of October 31, 2018, we had total assets of $125,518 and total liabilities of $215,931 as compared to total assets of $262,548 and total liabilities of $88,247 at October 31, 2017. We anticipate that we will continue to incur substantial losses in the next 12 months. Our financial statements have been prepared assuming that we will have sufficient resources to maintain operations through October 31, 2020. We expect we will require additional capital to meet our long-term requirements. We expect, but there can be no assurance, that we will raise additional capital through the issuance of equity or debt securities.

Cash Flows from Operating Activities

We have generated negative cash flows from operating activities. For the year ended October 31, 2018, net cash flows used in operating activities was $216,631. Net cash flows used in operating activities was $235,058 for the year ended October 31, 2017.

Cash Flows from Investing Activities

We used $0 in investing activities during the twelve months ended October 31, 2018 compared to $0 in 2017.

Cash Flows from Financing Activities

We have financed our operations primarily from either loans, or from the issuance of equity shares to shareholders. For the year ended October 31, 2018, we generated net cash flows of $64,525 generated from the proceeds from the sale of our common stock, shareholder loans and note payable. This compares to $401,175 generated from the proceeds from the sale of our common stock and shareholder loan during the twelve months ended October 31, 2017.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business, and the purchase and sale of inventory due to the termination of the Consignment Agreement.

Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of inventory; (ii) developmental expenses associated with a start-up business; and (iii) marketing expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

Accounting principles generally accepted in the United States of America, or U.S. GAAP, require estimates and assumptions to be made that affect the reported amounts in our consolidated financial statements and accompanying notes. Some of these estimates require difficult, subjective and/or complex judgments about matters that are inherently uncertain and, as a result, actual results could differ from those estimates. Due to the estimation processes involved, the following summarized accounting policies and their application are considered to be critical to understanding our business operations, financial condition and results of operations.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14, which deferred the effective date of the new revenue standard by one year and allowed entities the option to early adopt the new revenue standard as of the original effective date. There have been multiple standards updates amending this guidance or providing corrections or improvements on issues in the guidance. The requirements for these standards relating to Topic 606 are effective for interim and annual periods beginning after December 15, 2017. This standard permitted adoption using one of two transition methods, either the retrospective or modified retrospective transition method. The Company adopted these standards at the beginning of fiscal year 2019 using the modified retrospective method.

The Company revenue recognition policy follows guidance from Accounting Standards Codification (ASC) 606, Revenue from contract with customers. Revenue is recognized when the Company transferred promised goods and services to the customer and in the amount that reflect the consideration to which the company expected to be entitled in exchange for those goods and services.

The Company applies the following five-step model in order to determine this amount:

(i)   Identification of Contact with a customer;

(ii)  Identify the performance obligation of the contract

(iii) Determine transaction price;

(iv) Allocation of the transaction price to the performance obligations; and

(v)  Recognition of revenue when (or as) the Company satisfies each performance obligation.

Principal Versus Agent Considerations

Pursuant to Accounting Standards Codification subtopic 605-45, Reporting Revenue Gross as a Principal versus Net as an Agent (“ASC 605-45”), we determine whether revenue should be reported on a gross or net basis. Key indicators that we used in evaluating gross versus net treatment include, but are not limited to, the following:

●  which party is primarily responsible for fulfilling the promise to provide the specified good or service; and

●  which party has discretion in establishing the price for the specified good or service.

Based on our evaluation of the above indicators, we concluded that revenue is reported on a net basis.

Our sources of revenue is generated from selling inventory parts subject to inventory consignment arrangements and revenue share agreements and direct sale of inventory to the customer. The consignment agreement was terminated on October 31, 2018.

Impairment of Long-Lived Assets

We review the carrying value of amortizing long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. We also assess recoverability of the asset by estimating the future undiscounted net cash flows expected to result from the asset, including eventual disposition. If the estimated future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value. Non-amortizing intangibles are reviewed annually for impairment. We have not recognized any impairment losses during the years ended October 31, 2018 and 2017.

Valuation of our Equity Securities

We use a fair-value based method to determine compensation for all arrangements under which Company employees and others receive shares, options or warrants to purchase common shares of BlackPoll Fleet. Future stock-based compensation expense if any will be recorded over the requisite service period based on estimates of probability and time of achieving milestones and vesting. For accounting purposes, the shares will be considered issued and outstanding upon vesting.

Income taxes

The Company recognizes deferred tax assets and liabilities for any basis differences in its assets and liabilities between tax and GAAP reporting, and for operating loss and credit carry-forwards. In light of the Company’s history of cumulative net operating losses and the uncertainty of their future utilization, the Company has established a valuation allowance to fully offset its net deferred tax assets as of October 31, 2018 and 2017.

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Inflation

Inflation did not have a material effect on our operating results for the years ended October 31, 2018 and 2017.

Executive Officers and Directors

Set forth below is information regarding the current directors and executive officers of the Company as of the date of this Prospectus. Directors are to be elected each year by our stockholders at an annual meeting. Each director holds his office until his successor is elected and qualified or resignation or removal. Executive officers are appointed by our board of directors. Each executive officer holds his office until he resigns or is removed by the board of directors or his successor is appointed and qualified.

Name	Age	Title
Dan Oran	53	Chief Executive Officer, Chief Financial Officer and Director

Dan Oran - Chief Executive Officer, President and Director

Mr. Oran is 53 years of age. He has more than 27 years of experience as a successful business owner in the U.S. and Israel with extensive knowledge of finance, sales and cost management skills. Mr. Oran is also a seasoned real estate investor who owns and manages both commercial and residential properties in South Florida and abroad. Since March 2018, Mr. Oran is affiliate shareholder and since April 2019 is sole officer and director of Beta Music Group, Inc., a publicly traded company (“BEMG”). BEMG terminated the registration of its securities with the SEC by filing Form 15 on March 13, 2018. Since December 2017, Mr. Oran is majority shareholder, sole director and officer of Profile Solutions, Inc., a publicly traded company (“PSIQ”). PSIQ terminated the registration of its securities with the SEC by filing Form 15 on July 17, 2012. On October 22, 2018 PSIQ filed an S-1 registration statement that has not yet been declared effective. On June 18, 2019, the SEC issued an order temporarily suspending the trading of the common shares of PSIQ. From July 2016 through March 2018, Mr. Oran was a Director of Nutra Pharma Corp., a publicly traded company (“NPHC”). NPHC is not current in its filings with the SEC. Since 2014, Mr. Oran has been the brand builder and consultant for the Cybertec Group, a communications technology company. From 2008 through 2014 Mr. Oran owned and managed Aboulafia, a manufacturer and distributor of electronics equipment. From 1999 through 2008, Mr. Oran owned and managed Lav Distributors, a distributor of electronics equipment. Mr. Oran was raised and educated in Israel, moving to the United States in 1990.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definition does not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to our Chief Executive Officer and other named officers of our Company for fiscal years 2017 and 2018. Also, narrative disclosure to the summary compensation table is not provided as our officers are not employed under employment contracts.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jacob Gitman (1)	2017	$—	—	—	—	—	—	—	—
CEO President
Dan Oran (2) CEO, President	2018	$90,000						$30,000
	2017	—	—	—	—	—	—	—	—

(1)	Jacob Gitman resigned as an officer and director of the Company on June 30, 2017
(2)	Dan Oran was appointed CEO, President and director of the Company on June 30, 2017

On June 30, 2017, the Company entered into an agreement with Dan Oran, to serve as a Company Director. The term of the agreement will continue until June 30, 2022. As compensation for services, the Mr. Oran will receive a monthly compensation of $7,500 per month. On July 1, 2018, the Company superseded and replaced the June 30, 2017 agreement. Based on the new agreement the Mr. Oran is entitled to $7,500 per month compensation plus a car allowance of up to $2,500 per month in addition to the following terms:

●	In the event Mr. Oran directly arranges for an acquisition of or by the Company the Director shall be entitled to compensation of 5% of the acquisition.

●	In the event Mr. Oran initiates business for Company, Director shall be entitled to commission equal up to 10% of the net proceeds received by Company therefrom on a continuing basis during and after the term of this agreement.

Mr. Oran does not have a separate agreement regarding his serving as the Company’s chief executive officer.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors and the named executive officer identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after May 6, 2019 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 25,040,909 shares of our common stock issued and outstanding on June 17, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after May 6, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is in care of BlackPoll Fleet International Inc. 8411 West Oakland Park Blvd. Suite 201 Sunrise, Florida, 33351.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

5% + Stockholders:
Leonard Tucker	1,996,820	7.9%
Executive Officers and Directors:
Dan Oran	17,971,377
All current executive officers and directors as a group (1 persons)	17,971,377	71.77%

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since November 1, 2017 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation arrangements, which are described in the section above titled “Executive Compensation.” Each of the below transactions were with Dan Oran, the CEO and director of the Company.

On August 2, 2018, the Company entered into an unsecured promissory note in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on or before August 2, 2019.

On October 2, 2018, the Company entered into an unsecured promissory note in the amount of $10,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand.

On October 12, 2018, the Company entered into an unsecured promissory note in the amount of $2,500. Pursuant to the terms of the note, the note is non-interest bearing, and is due on or before October 12, 2021.

On October 18, 2018, the Company entered into an unsecured promissory note in the amount of $5,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand.

On November 2, 2018, the Company entered into an unsecured promissory note in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand.

On November 27, 2018, the Company entered into an unsecured promissory note in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing and is due on or before November 27, 2020.

On November 29, 2018, the Company entered into an unsecured promissory note in the amount of $50,000. Pursuant to the terms of the note, the note is none interest bearing, and is due on or before November 29, 2021.

On January 16, 2019, the Company entered into an unsecured promissory note in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 16, 2020.

On January 23, 2019, the Company entered into an unsecured promissory note in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 23, 2020.

On February 1, 2019, the Company entered into an unsecured promissory note in the amount of $2,173. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before February 1, 2021.

On February 14, 2019, the Company entered into an unsecured promissory note in the amount of $2,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before February 8, 2020.

On March 8, 2019, the Company entered into an unsecured promissory note in the amount of $3,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 8, 2020.

On March 13, 2019, the Company entered into an unsecured promissory note in the amount of $17,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 13, 2021.

On March 27, 2019, the Company entered into an unsecured promissory note in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 27, 2021.

BlackPoll Fleet International, Inc.
Condensed Consolidated Balance Sheets

	April 30,	October 31,
	2019	2018
	(Unaudited)
Assets

Cash	$38,624	$14,666
Accounts receivable, net	—	43,629
Advances	532	34,465
Inventory	—	31,627
Total Current Assets	39,156	124,387

Property, net	859	1,131

Total Assets	$40,015	$125,518

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$177,061	$148,075
Accounts payable and accrued expenses - related party	32,000	358
Customer deposits	—	21,798
Loan payable - related party	8,690	—
Notes payable - related party	115,700	40,200
Total Current Liabilities	333,451	210,431

Long Term Liabilities
Notes payable - related party	77,173	2,500
Loan payable	—	3,000
Total Current Liabilities	77,173	5,500

Total Liabilities	410,624	215,931

Commitments and Contingencies	—	—

Stockholders’ Deficit
Series A Preferred Stock $0.001 par value, 5,000,000 shares authorized no shares issued and outstanding at April 30, 2019 and October 31, 2018	—	—
Series B Convertible Preferred Stock $0.001 par value: 5,000,000 shares authorized, 37,500 shares issued and outstanding at April 30, 2019 and October 31, 2018, respectively	38	38
Series C Convertible Preferred Stock $0.001 par value: 10,000 shares authorized, 0 and 10,000 shares issued and outstanding at April 30, 2019 and October 31, 2018, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 25,040,872 and 27,358,015, shares issued and outstanding at April 30, 2019 and October 31, 2018, respectively	25,041	27,358
Additional paid in capital	1,997,465	2,789,164
Preferred stock receivable	(1,000)	(1,000)
Common stock receivable	—	(796,000)
Accumulated deficit	(2,392,153)	(2,109,973)
Total Stockholders’ Deficit	(370,609)	(90,413)
Total Liabilities and Stockholders’ Deficit	$40,015	$125,518

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BlackPoll Fleet International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the	For the	For the	For the
	Three Months	Three Months	Six Months	Six Months
	ended	ended	ended	ended
	April 30,	April 30,	April 30,	April 30,
	2019	2018	2019	2018

Revenues, net (Gross billings $0 and $121,654 less provider costs of $0 and $54,445 for the three months ended April 30, 2019 and 2018 and)	$—	$67,209	$—	$162,577
Gross billings $0 and $244,267 less provider costs of $81,690 for the six months ended April 30, 2019 and 2018).

Revenues	18,696	—	93,810	—
Cost of Revenues	(31,500)	—	(99,364)	—
Gross Profit	(12,804)	—	(5,554)	—

Operating Expense
General and administrative	147,511	116,149	272,592	258,638
Depreciation	135	136	271	272
Total operating expenses	(147,646)	(116,285)	(272,863)	(258,910)

Net loss from operations	(160,450)	(49,076)	(278,417)	(96,333)

Other expense
Interest expense	(2,709)	—	(3,763)	—

Loss from operations before income taxes	(163,159)	(49,076)	(282,180)	(96,333)

Provision for income tax	—	—	—	—

Net Loss	$(163,159)	$(49,076)	$(282,180)	$(96,333)

Basic and diluted loss per weighted average common share	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted Averages Shares Outstanding - Basic and Diluted	27,071,627	27,360,139	27,217,194	27,338,059

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BlackPoll Fleet International, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the six months ended April 30,
	2019	2018
Cash Flow From Operating Activities
Net loss	$(282,180)	$(96,333)
Adjustments to reconcile net loss to net cash (Used in) operating activities:
Depreciation expense	271	272
Stock based consulting expense	—	21,500
Contribution of interest	1,984	—
Changes in operating assets and liabilities:
(Increase)Decrease in accounts receivables, net	43,629	24,702
Decrease(Increase) in inventory	31,627	(8,973)
(Increase)Decrease in advances	33,933	15,182
(Decrease) in customer deposits	(21,798)	—
Increase(Decrease) in accounts payable and accrued liabilities	28,987	(20,316)
Increase in accrued interest - related party	31,642	—
Net Cash (Used in) Operating Activities	(131,905)	(63,966)

Cash Flow From Investing Activities	—	—
Net Cash Used in Investing Activities	—	—

Cash Flow From Financing Activities
Proceeds from notes payable from related party	148,000	—
Proceeds from loan payable from related party	10,863
Payment of loan	(3,000)	—
Payment of loan - related party	—	(294)
Net Cash Provided by Financing Activities	155,863	(294)

Net Change in Cash	23,958	(64,260)
Cash, Beginning of Period	14,666	166,772
Cash, End of Period	$38,624	$102,512

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities
Cancellation of stock receivable for the termination of the helicopter purchase agreement	$796,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

BlackPoll Fleet International, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

On July 22, 2015, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada in order to effectuate a name change. The Certificate of Amendment became effective on July 24, 2015. On July 23, 2015, the Company filed a certificate of correction with the Secretary of State of the State of Nevada modifying the name of the Company to BlackPoll Fleet International, Inc.

BlackPoll Fleet International, Inc. f/k/a Basta Holdings Corp, (the "Company”, “BPFI”, Basta”, “us”, “we”) was incorporated under the laws of the State of Nevada on May 11, 2011 and intended to commence operations in the distribution of copper pipes and fittings for sanitary engineering. In January 2014, the Company’s majority shareholder sold 100% of her ownership, which represented 80.43% of the Company’s outstanding common shares, to a third party in a private transaction. Coincidental with this change of ownership, the Company discontinued its previous business plan to distribute copper pipes and fittings and adopted a new business plan to provide aviation services to third parties. BPFI was a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircraft. Additional areas of existing and planned operational focus include provision of cargo aviation services, long-term lease/charter management, fixed and rotary maintenance and overhaul service, business aviation, fixed base operations (“FBO”) development and operation. The Company was, as of October 31, 2016 and 2015, under the leadership of Dr. Jacob Gitman, PhD, Chief Executive Officer and Chief Financial Officer. Subsequently on June 30, 2017, the Company’s majority shareholder Jacob Gitman sold 100% of his ownership, which represented 86% of the Company’s outstanding common shares, to a third party in a private transaction. As of October 31, 2017, the Company is under the leadership of Dan Oran, the majority shareholder.

Jet Aviation, Corp, a wholly owned subsidiary, was incorporated under the laws of the State of Florida, on July 24, 2017.

Company Development

As of October 31, 2016, the business activities of BlackPoll Fleet International, Inc. related to providing aviation services have been discontinued. On July 21, 2017, the Company refocused its continuing business related to aviation and the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”) for the exclusive right to sell inventory during the term of Agreement. The agreement was terminated on October 31, 2018 and the Company currently is in the business of selling plane parts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company uses the accrual basis of accounting and the preparation of the financial statements are in conformity with U.S. generally accepted accounting principles (U.S. GAAP). US GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from these estimates. The Company has adopted an October 31 fiscal year end. The condensed consolidated financial statements contained in this report are unaudited but, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the consolidated financial statements. All significant inter-company accounts and transactions have been eliminated in consolidation. The results of operations for any interim period are not necessarily indicative of results for the full year. The unaudited condensed consolidated financial statements and notes should be read in conjunction with the financial statements and notes for the year ended October 31, 2018.

On July 21, 2017, the Company refocused its continuing business related to aviation and the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”) for the exclusive right to sell inventory during the term of Agreement. The consignment agreement was terminated on October 31, 2018.

Principles of consolidation

The accompanying, unaudited condensed consolidated financial statements as of and for the six months ended April 30, 2019, include the accounts of BlackPoll Fleet International, Inc. and its wholly owned subsidiary, Jet Aviation Corp. All intercompany accounts have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3-Inputs are unobservable inputs that reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, advances, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these financial instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries.  The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible.  Management determined that an allowance was not required as of the balance sheet dates.

As of April 30, 2019 and October 31, 2018, the Company reported $0 and $43,629 of accounts receivable.

Inventory valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a First-in, First-out (FIFO) basis.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

 Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges as of April 30, 2019 and October 31, 2018.

 Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, "Revenue from Contracts with Customers (Topic 606)," which supersedes the revenue recognition requirements in Accounting Standards Codification 605, "Revenue Recognition." This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14, which deferred the effective date of the new revenue standard by one year, and allowed entities the option to early adopt the new revenue standard as of the original effective date. There have been multiple standards updates amending this guidance or providing corrections or improvements on issues in the guidance. The requirements for these standards relating to Topic 606 are effective for interim and annual periods beginning after December 15, 2017. This standard permitted adoption using one of two transition methods, either the retrospective or modified retrospective transition method. The Company adopted these standards at the beginning of fiscal year 2019 using the modified retrospective method.

The Company’s revenue recognition policy follows guidance from Accounting Standards Codification (ASC) 606, Revenue from contract with customers.   Revenue is recognized when the Company transfers promised goods and services to the customer and in the amount that reflect the consideration to which the company expects to be entitled in exchange for those goods and services.

The Company applies the following five-step model in order to determine this amount:

(i)	Identification of contract with a customer;
(ii)	Identify the performance obligation of the contract
(iii)	Determine transaction price;
(iv)	Allocation of the transaction price to the performance obligations; and
(v)	Recognition of revenue when (or as) the Company satisfies each performance obligation.

Principal Versus Agent Considerations

Pursuant to Accounting Standards Codification subtopic 605-45, Reporting Revenue Gross as a Principal versus Net as an Agent (“ASC 605-45”), we determine whether revenue should be reported on a gross or net basis. Key indicators that we used in evaluating gross versus net treatment include, but are not limited to, the following:

•	which party is primarily responsible for fulfilling the promise to provide the specified good or service; and
•	which party has discretion in establishing the price for the specified good or service.

For the three months ended January 31, 2018, based on our evaluation of the above indicators, we concluded that revenue is reported on a net basis.

For the six months ended April 30, 2019, based on our evaluation of the above indicators, we concluded that revenue is reported on a gross basis upon the termination of the consignment agreement effective October 31, 2018.

Subsequent to termination of the consignment agreement on October 31, 2018, our sources of revenue for the six months ended April 30, 2019, are generated from selling inventory parts directly to the customers.

Income taxes

The Company is governed by the income tax laws of the United States of America. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of October 31, 2018 and, 2017, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future. The Company is subject to U.S. Federal income tax examinations for the tax years ended October 31, 2012 through October 31, 2018.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, re-measuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Potential 382 Limitation

The Company’s ability to utilize its net operating loss (NOL) carryforwards may be substantially limited due to ownership changes that may have occurred on May 5, 2017, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

If the Company has experienced an ownership change, utilization of the NOL carryforwards would be subject to an annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC-740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any possible limitation will have an impact on the results of operations of the Company.

Tax returns for BlackPoll Fleet International, Inc. have not been prepared and filed for the years ended October 31, 2015 through 2018 and may be subject to penalties for delinquent and non-compliance requirements, in addition, to the NOL carryover changes from prior years.

Advertising

Advertising is expensed as incurred. Advertising expense for the six months ended April 30, 2019 and 2018 amounted to $160 and $8,543, respectively.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Inventories

Inventories consist of airplane parts, and are stated at cost of $0 and $31,627 as of April 30, 2019 and October 31, 2018, respectively.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company did not issue stock based compensation during the six months ending April 30, 2019 and 2018.

Net earnings (loss) per share of common stock

The Company computes earnings per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per share excludes the shares issuable upon the conversion of preferred stock from the calculation of net loss per share if their effect would be anti-dilutive.

The computation of basic and diluted loss per share for the three and six months ended April 30, 2019 and 2018, excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	April 30, 2019	January 31, 2018

Series B Convertible Preferred Shares ($0.001/share)	75,000	75,000

Total	75,000	75,000

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company's securities including such person's immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recent accounting pronouncements

 In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” (“ASU 2014-09”). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance in US GAAP. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date (“ASU 2015-14”), which deferred the effective date of ASU 2014-09 to October 1, 2018 for the Company. Early adoption was permitted. The Company adopted ASU 2014-09 utilizing the modified retrospective method. The Company evaluated the impact of adopting the new standard and concluded that there was no material impact on the Company’s revenue recognition policy.

In June 2016, the FASB issued ASU 2016-13, "Measurement of Credit Losses on Financial Statements," which requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2019 (fiscal year 2021 for the Company). The Company has not yet determined the potential effects of the adoption of ASU 2016-13 on its consolidated financial statements.

 In August 2016, the FASB issued ASU 2016-15, "Classification of Certain Cash Receipts and Cash Payments," which aims to eliminate diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017 (fiscal year 2019 for the Company). The Company has determined the adoption of ASU 2016-15 did not have a material impact on our consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, ("ASU 2016-18") Statement of Cash Flows (Topic 230): Restricted Cash. This ASU is intended to provide guidance on the presentation of restricted cash or restricted cash equivalents and reduce the diversity in practice. This ASU requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts on the statement of cash flows. We elected as permitted by the standard, to early adopt ASU 2016-18 retrospectively as of January 1, 2017 and have applied to all periods presented herein. The adoption of ASU 2016-18.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-07, which expands the scope of Topic 718 to include certain share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for fiscal years beginning after December 15, 2018 (our fiscal year beginning on November 1, 2019), including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. We are evaluating the impact of this ASU on our consolidated financial statements and disclosures; however, we do not expect the adoption to have any effect given that we historically have not engaged in such types of transactions with nonemployees.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently reviewing the impact of adoption of ASU 2017-11 on its consolidated financial statements. All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared contemplating a continuation of the Company as a going concern. Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The Company has not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern. The Company reported a Net loss from operations of $282,180 for the six months ended April 30, 2019. As of April 30, 2019, the Company had an accumulated deficit of $392,153. The Company is planning to seek out new opportunities for the Company as a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircraft. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

NOTE 4 – NOTES PAYABLE- RELATED PARTY

On August 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on or before August 2, 2019 (See Note 6).

On October 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $10,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 6).

On October 12, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $2,500. Pursuant to the terms of the note, the note is non-interest bearing, and is due on or before October 12, 2021 (See Note 6).

On October 18, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 6).

On November 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand. (See Note 6).

On November 27, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing and is due on or before November 27, 2020 (See Note 6).

On November 29, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $50,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before November 29, 2021 (See Note 6).

On January 16, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 16, 2020 (See Note 6).

On January 23, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 23, 2020 (See Note 6).

On February 1, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $2,173. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before February 1, 2021 (See Note 6).

On February 14, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before February 8, 2020 (See Note 6).

On March 8, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $3,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 8, 2020 (See Note 6).

On March 13, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $17,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 13, 2021 (See Note 6).

On March 27, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 27, 2021 (See Note 6).

The related party financing is provided by Dan Oran, the CEO, President and director of the Company.

As of April 30, 2019, the Company recorded accrued interest payable of $2,000 related to the loans (See Note 6).

During the three months ended April 30, 2019, the Company recorded $1,414 as an in-kind contribution of interest related to the loan (See Note 6).

During the six months ended April 30, 2019, the Company recorded $1,984 as an in-kind contribution of interest related to the loan (See Note 6).

During the six months ended April 30, 2019, an officer paid an aggregate $8,690 in expenses on the Company’s behalf as an advance (See Note 6).

During the year ended October 31, 2017, an officer paid an aggregate $1,175 in expenses on the Company’s behalf as an advance. During the year ended October 31, 2018 the Company repaid $975 in loans, the remaining balance is $200. Pursuant to the terms of the note, the note was non-interest bearing, unsecured and was due on demand or on or before July 11, 2021 (See Note 6).

NOTE 5 – NOTE PAYABLE

On September 24, 2018, the Company entered into an unsecured promissory note with a non-related party in the amount of $3,000. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due on or before September 24, 2021. February 12, 2019 the Company repaid the $3,000 note payable issued on September 24, 2018.

NOTE 6 – RELATED PARTY TRANSACTIONS

On August 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on or before August 2, 2019 (See Note 4).

On October 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $10,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 4).

On October 12, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $2,500. Pursuant to the terms of the note, the note is non-interest bearing t, and is due on or before October 12, 2021 (See Note 4).

On October 18, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 4)

On November 2, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 4).

On November 27, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing and is due on or before November 27, 2020 (See Note 4).

On November 29, 2018, the Company entered into an unsecured promissory note with a related party in the amount of $50,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before November 29, 2021 (See Note 4).

On January 16, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 16, 2020 (See Note 4).

On January 23, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $20,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before January 23, 2020 (See Note 4).

On February 14, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $2,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before February 8, 2020 (See Note 4).

On March 13, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $17,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 13, 2021 (See Note 4).

On March 8, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $3,500. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 8, 2020 (See Note 4).

On March 27, 2019, the Company entered into an unsecured promissory note with a related party in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before March 27, 2021 (See Note 4).

The financing is provided by related party - Dan Oran, the CEO, President and director of the Company.

As of April 30, 2019, the Company recorded accrued interest payable of $2,000 related to the loans (See Note 4).

During the three months ended April 30, 2019, the Company recorded $1,414 as an in-kind contribution of interest related to the loan (See Note 6).

During the six months ended April 30, 2019, the Company recorded $1,984 as an in-kind contribution of interest related to the loan (See Note 6).

On January 4, 2019, the Company entered into an employment agreement with an employee, Vladimir Kudyakov. Subsequently, on March 18, 2019, the agreement was superseded and the employee will serve as Chief Operating Officer.  The term of the agreement will continue until March 31, 2020. As compensation for services, the Chief Operating Officer will receive a weekly compensation of $1,200 per week (See Note 9).

During the six months ended April 30, 2019, an officer paid an aggregate $8,690 in expenses on the Company’s behalf as an advance (See Note 6)

During the year ended October 31, 2017, an officer paid an aggregate $1,175 in expenses on the Company’s behalf as an advance. During the year ended October 31, 2018, the Company repaid $975 in loans, the remaining balance is $200 as of April 30, 2019. Pursuant to the terms of the note, the note was non-interest bearing, unsecured and was due on demand or on or before July 11, 2021 (See Note 4).

On June 30, 2017, the Company entered into an employment agreement with Dan Oran, the executive, to serve as a Company Director.  The term of the agreement will continue until June 30, 2022. As compensation for services, the employee will receive a monthly compensation of $7,500 per month. On July 1, 2018, the Company superseded and replaced the June 30, 2017 agreement. Based on the new agreement the Director is entitled to $7,500 per month compensation plus a car allowance of up to $2,500 per month in addition to the following terms:

•	In the event Director directly arranges for an acquisition of or by the Company the Director shall be entitled to compensation of 5% of the acquisition.

•	In the event Director initiates business for Company, Director shall be entitled to commission equal up to 10% of the net proceeds received by Company therefrom on a continuing basis during and after the term of this agreement (See Note 9).

NOTE 7 – FIXED ASSETS

On August 4, 2015, the Company entered into an asset purchase agreement with Alpha Investment and Lending Corp. (“Alpha”). Pursuant to the Agreement, the Company acquired a Mil MI-8 medium utility helicopter from Alpha in exchange for the issuance of 2,317,143 restricted common shares of the Company. Alpha also executed and delivered to the Company a Bill of Sale conveying the aircraft to the Company. As a result of this transaction, Alpha became a controlling shareholder, with 90% interest in the Company. The historical book value of the helicopter carried by Alpha was used for the Company’s valuation of the asset in the amount of $796,000. On February 11, 2016, the agreement between the Company and Alpha dated August 4, 2015 was terminated and the helicopter was returned to Alpha. As of October 31, 2016, the shares remained outstanding as the Company is waiting on the stock certificate to be returned by Alpha. For the year ended October 31, 2016, the Company recorded $796,000 as common stock receivable. The helicopter was not placed into the service and was not used to generate any revenues or business. In addition, no deprecation was deducted for the six months ended April 30, 2019 and year ended October 31, 2018. On April 19, 2019, the Company completed the cancellation of 2,317,143 shares and returned the shares to treasury (See Note 8).

Property and equipment consist of the following at April 30, 2019 and October 31, 2018:

	April 30, 2019	October 31, 2018

Furniture and equipment	$3,794	$3,794
Total	3,794	3,794
Less: accumulated depreciation and amortization	(2,935)	(2,663)
Property & Equipment, Net	$859	$1,131

Depreciation expense for the six months ended April 30, 2019 and 2018 totaled $271 and $272, respectively.

NOTE 8 - STOCKHOLDERS’ EQUITY (DEFICIT)

On April 10, 2014, the Company amended its articles of incorporation to increase the number of authorized common shares with a par value of $0.001 per share from 75,000,000 common shares to 250,000,000 common shares. Additionally, the Company changed its capitalization to include 5,000,000 shares of Series A Preferred Stock, $0.001 par value (“Series A Preferred Stock”), and 5,000,000 shares of Series B Convertible Preferred Stock, which are issuable at the discretion of the board of directors.

On April 1, 2015, the Company amended it articles of incorporation to, among other items, increase the authorized preferred stock of the Company from 10,000,000 to 20,000,000 shares. On April 16, 2015, the Company designated 10,000 shares of Series C Convertible Preferred Stock, all of which were issued to The Vantage Group, Ltd (the “Consultant”) with a fair value of $1,000.

A Reverse Split became effective on July 28, 2015. As a result of the Reverse Split, each ten (10) shares of common stock issued and outstanding prior to the Reverse Split has been converted into one (1) share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted. All share and per share information in the accompanying consolidated financial statement and footnotes have been retroactively restated to reflect the reverse stock split.

Series A Preferred Stock

Dividends shall be paid on Series A Preferred Stock at the discretion of the Board of Directors. Each share of Series A Preferred Stock shall be entitled to ten (10) votes on all shareholder matters.

Series B Convertible Preferred Stock

Dividends shall be paid on the Series B Convertible Preferred Stock at the discretion of the Board of Directors. Upon the request of the holder, each share of Series B Convertible Preferred Stock shall be convertible into two (2) shares of Common Stock. Shares of Series B Convertible Preferred Stock shall not be entitled to vote on any shareholder matter and shall have no voting rights whatsoever.

Series C Convertible Preferred Stock

The Company may not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company unless the holders of the Series C Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Convertible Preferred Stock that is equal to or greater than the dividend to be paid to any other class or series of capital stock of the Company. The Series C Convertible Preferred Stock has a stated value of $0.001 per share and is convertible into 9.99% of the Company’s issued and outstanding shares of common stock, calculated on a fully diluted basis.

On April 23, 2015, the Company issued a Consultant 10,000 shares of its Series C Convertible Preferred Stock for services to be provided. Pursuant to the consulting agreement, the consultant shall pay the Company $1,000 for the shares. As of October 31, 2016, no amount had been paid and has been recorded as preferred stock receivable. On June 30, 2017, the Company converted 10,000 shares of the Series C Preferred Stock into 1,180,000 shares of common stock.

As of April 30, 2019, the Company had 25,040,872 shares of common stock issued and outstanding, no Series A Preferred Stock issued and outstanding, 37,500 Series B Preferred Stock issued and outstanding and no Series C Preferred Stock issued and outstanding.

As of October 31, 2018, the Company had 27,358,015 shares of common stock issued and outstanding, no Series A Preferred Stock issued and outstanding, 37,500 Series B Preferred Stock issued and outstanding and no Series C Preferred Stock issued and outstanding.

Common Stock

On August 4, 2015, the Company entered into an asset purchase agreement with Alpha Investment and Lending Corp. (“Alpha”). Pursuant to the Agreement, the Company acquired a Mil MI-8 medium utility helicopter from Alpha in exchange for the issuance of 2,317,143 restricted common shares of the Company. Alpha also executed and delivered to the Company a Bill of Sale conveying the aircraft to the Company. As a result of this transaction, Alpha became a controlling shareholder, with 90% interest in the Company, and the historical book value of the helicopter carried by Alpha was used for the valuation of the asset in the amount of $796,000. On February 11, 2016, the agreement between the Company and Alpha dated August 4, 2015 was terminated and the helicopter was returned to Alpha. The Company put in a cancellation request to cancel the shares with Island Stock Transfer, the Company’s transfer agent, however the stock certificate was misplaced by Alpha and the shares cannot be canceled without the actual certificate being presented by Alpha. For the year ended October 31, 2016 and 2015 the shares remained outstanding as the Company is waiting on the stock certificate to be returned by Alpha. On April 19, 2019, the Company completed the cancellation of 2,317,143 shares and returned the shares to treasury. For the six months ended April 30, 2019 and year ended October 31, 2018, the Company recorded $0 and $796,000 as common stock receivable. The helicopter was not placed into the service and was not used to generate any revenues or business. In addition, no deprecation was deducted for the six months ended April 30, 2019 and 2018. On April 19, 2019, the Company completed the cancellation of 2,317,143 shares and returned the shares to treasury (See Note 7).

NOTE 9 – COMMITMENTS AND CONCENTRATIONS

On January 4, 2019, the Company entered into an employment agreement with an employee, Vladimir Kudyakov. Subsequently, on March 18, 2019, the agreement was superseded and the employee will serve as Chief Operating Officer.  The term of the agreement will continue until March 31, 2020. As compensation for services, the Chief Operating Officer will receive a weekly compensation of $1,200 per week (See Note 6)

On June 30, 2017, the Company entered into an advisory agreement where the advisor agreed to act as advisor to the Company and provide advice of strategic and business development ideas. The term of the agreement will continue until June 30, 2020. As compensation for services, the consultant will receive monthly compensation of $7,500.

On July 21, 2017, the Company entered into a consignment agreement with Jet Aviation Components & Aircraft International, Inc(“Jet”). According to the agreement, Jet owns inventory and granted BlackPoll an exclusive right to sell the inventory during the term of this agreement. BlackPoll will pay Jet 50% of the proceeds after expenses not to exceed $17,000 per month. If BlackPoll fails to remit the consignment payment due and sell a minimum of $300,000 worth of inventory every year commencing November 1, 2017, Jet will have an option for 30 days after the completion of each BlackPoll fiscal year to terminate this agreement. Additionally, Jet grants permission to BlackPoll to use the office furniture, equipment and supplies for the purpose of the consignment agreement for a monthly fee of $250 per month. The consignment agreement was terminated on October 31, 2018. During the year ended October 31, 2018, the company recorded a commission payable for $4,600 in connection with the termination and full settlement of the agreement.

 WAB International, Inc. (“WAB”):-Related Party - Litigation

E.R. Troika, Ltd. et al. v. Boruch P. Freedman et al., Case No. 15-003786-CA-01 (Eleventh Judicial Circuit in and for Miami-Dade County, FL).  On November 14, 2017, E.R. Troika, Ltd. and JSC Airline Burundaivia (the “Plaintiffs”) filed a lawsuit against approximately nineteen individuals and entities, including BlackPoll Fleet International, Inc. f/k/a Basta Holdings Corp.   The lawsuit alleges that, from November 2013 through March 2016, BlackPoll received avoidable transfers from WAB International, Inc. (“WAB”) in the amount of $1,810,808. On January 24, 2018, BlackPoll filed its response to the lawsuit, asserting that the payments to BlackPoll were not avoidable but rather done for reasonably equivalent value pursuant to valid contracts.  BlackPoll intends to defend this lawsuit and is currently engaging in discovery concerning the Plaintiffs’ claims.

On June 30, 2017, the Company entered into an employment agreement with Dan Oran, the executive, to serve as a Company Director.  The term of the agreement will continue until June 30, 2022. As compensation for services, the employee will receive a monthly compensation of $7,500 per month. On July 1, 2018, the Company superseded and replaced the June 30, 2017 agreement. Based on the new agreement the Director is entitled to $7,500 per month compensation plus a car allowance of up to $2,500 per month in addition to the following terms:

•	In the event Director directly arranges for an acquisition of or by the Company the Director shall be entitled to compensation of 5% of the acquisition.

•	In the event Director initiates business for Company, Director shall be entitled to commission equal up to 10% of the net proceeds received by Company therefrom on a continuing basis during and after the term of this agreement. (See Note 6).

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $650.

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $650.

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $750 and a $400 a month car allowance.

NOTE 10 – CONCENTRATIONS

At April 30, 2019 and October 31, 2018, the Company had concentrations of accounts receivable, sales and provider costs.

Accounts Receivable Concentrations:

At April 30, 2019, the Company had a no concentration of accounts receivable.

At October 31, 2018, the Company had a concentration of accounts receivable of $18,220 from Stark Aerospace, Inc., totaling 41.76%.

Sales Concentrations:

For the six months April 30, 2019 the Company had a concentration of sales of $74,388 with one customer, totaling 79%.

For the three months April 30, 2019 the Company had a concentration of sales of $18,695 with one customer, totaling 100%.

For the three months ended April 30, 2018, the Company had a concentration of sales of $49,850 with one customer, totaling 20%.

For the six months ended April 30, 2018, the Company had a concentration of sales of $78,308 with two customers, totaling 32%.

Provider Costs Concentrations:

For the six months ended April 30, 2019, the Company had provider costs concentration of $67,535 with ARIES Aerospace, LLC totaling 68%.

For the three months ended January 31, April 30, 2019, the Company had provider costs concentration of $31,500 with ARIES Aerospace, LLC totaling 100%.

For the six months ended April 30, 2018, the Company had provider costs concentration of $45,000 with IAI North America totaling 63%.

For the three months ended April 30, 2018, the Company had provider costs concentration of $45,000 with IAI North America totaling 83%.

NOTE 11- SUBSEQUENT EVENTS

On May 15, 2019 the Company entered into an advisory agreement where the advisor agreed to act as advisor to the Company and provide advice of strategic and business development ideas for approximately 20 hours per month. The term of the agreement will continue upon two weeks prior written notice. As compensation for services, the consultant will receive:

●	Monthly compensation of $5,000 of Company’s Common Stock
●	Company will reimburse for any reasonable costs and expenses incurred
●	Additional time provided over 20 hours per month will be compensated at the rate of $750 per day or pro-rated thereto based upon an 8 hour work day.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BlackPoll Fleet International, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BlackPoll Fleet International, Inc. and subsidiary (The “Company”) as of October 31, 2018 and 2017 and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended October 31, 2018 and 2017 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended October 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2015.

Henderson, Nevada
March 13, 2019

BlackPoll Fleet International, Inc.
Consolidated Balance Sheets
(Audited)

	October 31,	October 31,
	2018	2017
Assets

Cash	$14,666	$166,772
Accounts receivable, net	43,629	52,743
Advances	34,465	39,420
Inventory	31,627	1,940
Total Current Assets	124,387	260,875

Property , net	1,131	1,673

Total Assets	$125,518	$262,548

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities
Accounts payable and accrued expenses	$148,075	$87,072
Customer deposits	21,798	—
Note payable - related party	40,558	1,175
Total Current Liabilities	210,431	88,247

Long Term Liabilities
Note payable - related party	2,500	—
Loan payable	3,000	—
Total Current Liabilities	5,500	—

Total Liabilities	215,931	88,247

Commitments and Contingencies	—	—

Stockholders’ (Deficit) Equity
Series A Preferred Stock $0.001 par value, 5,000,000 shares authorized no shares issued and outstanding at October 31, 2018 and October 31, 2017	—	—
Series B Convertible Preferred Stock $0.001 par value: 5,000,000 shares authorized, 37,500 shares issued and outstanding at October 31, 2018 and 2017, respectively	38	38
Series C Convertible Preferred Stock $0.001 par value: 10,000 shares authorized, 0 and 10,000 shares issued and outstanding at October 31, 2018 and 2017, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 27,358,015 and 27,337,015, shares issued and outstanding at October 31, 2018 and 2017, respectively	27,358	27,337
Additional paid in capital	2,789,164	2,767,685
Preferred stock receivable	(1,000)	(1,000)
Common stock receivable	(796,000)	(796,000)
Accumulated deficit	(2,109,973)	(1,823,759)
Total Stockholders’ (Deficit) Equity	(90,413)	174,301
Total Liabilities and Stockholders’ (Deficit) Equity	$125,518	$262,548

The accompanying notes are an integral part of these audited consolidated financial statements

BlackPoll Fleet International, Inc.
Consolidated Statements of Operations
(Audited)

	For the	For the
	year	year
	ended	ended
	October 31,	October 31,
	2018	2017

Revenues (Gross billings $435,127 and $113,812 less provider costs of $117,972 and $48,770 for the years ended October 31, 2018 and 2017)	$317,155	$65,042
Operating Expense
General and administrative	602,430	587,798
Depreciation	542	542
Total operating expenses	(602,972)	(588,340)

Net loss from operations	(285,817)	(523,298)

Other Income
Interest expense	(397)	—
Change in fair value of derivative liability	—	4,672

Loss from operations before income taxes	(286,214)	(518,626)

Provision for income tax	—	—

Net Loss	$(286,214)	$(518,626)

Basic and diluted loss per weighted average common share	$(0.01)	$(0.04)

Weighted Averages Shares Outstanding - Basic and Diluted	27,348,119	14,466,877

The accompanying notes are an integral part of these audited consolidated financial statements

BlackPoll Fleet International, Inc
Consolidated Statement of Stockholders’ Equity(Deficit)
(Audited)

	Class B		Class C										Total
	Convertible		Convertible				Common Stock		Additional	Preferred	Common		Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		-Payable		Paid in	Stock	Stock	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Receivable	Deficit	(Deficit)

Balance October 31, 2016	37,500	$38	10,000	$10	3,718,818	$3,719	360,000	$360,000	$1,620,556	$(1,000)	$(796,000)	$(1,305,133)	$(117,810)

Issuance of shares for services	—	—	—	—	3,146,820	3,147	—	—	407,590	—	—	—	410,737

Issuance of shares for cash - related party	—	—	—	—	17,971,377	17,971	—	—	142,029	—	—	—	160,000

Issuance of shares for cash	—	—	—	—	960,000	960	—	—	239,040	—	—	—	240,000

Conversion of Preferred Series C to common stock	—	—	(10,000)	(10)	1,180,000	1,180	—	—	(1,170)	—	—	—	—
													—
Issuance of common stock issuable	—	—	—	—	360,000	360	(360,000)	(360,000)	359,640	—	—	—	—

Net loss	—	—	—	—	—	—	—	—	—	—	—	(518,626)	(518,626)

Balance October 31, 2017	37,500	38	—	0	27,337,015	27,337	—	0	2,767,685	(1,000)	(796,000)	(1,823,759)	174,301

Issuance of shares for services	—	—	—	—	1,000	1	—	—	1,499	—	—	—	1,500

Issuance of shares for cash	—	—	—	—	20,000	20	—	—	19,980	—	—	—	20,000

Net loss	—	—	—	—	—	—	—	—	—	—	—	(286,214)	(286,214)

Balance October 31, 2018	37,500	$38	—	$—	27,358,015	$27,358	—	$—	$2,789,164	$(1,000)	$(796,000)	$(2,109,973)	$(90,413)

The accompanying notes are an integral part of these audited consolidated financial statements

BlackPoll Fleet International, Inc.
Consolidated Statements of Cash Flows
(Audited)

	For the years ended October 31,
	2018	2017
Cash Flow From Operating Activities
Net loss	$(286,214)	$(518,626)
Adjustments to reconcile net loss to net cash (Used in) operating activities:
Depreciation expense	542	542
Stock based consulting expense	1,500	410,737
(Gain) on change in fair value of derivative liability	—	(4,672)
Changes in operating assets and liabilities:
(Increase)Decrease in accounts receivables, net	9,114	(52,143)
Increase in inventory	(29,687)	(1,940)
(Increase)Decrease in advances	4,955	(39,420)
Increase in customer deposits	21,798	—
Increase(Decrease) in accounts payable and accrued liabilities	61,003	(29,536)
Increase in accrued interest - related party	358	—
Net Cash (Used in) Operating Activities	(216,631)	(235,058)

Cash Flow From Investing Activities	—	—
Net Cash Used in Investing Activities	—	—

Cash Flow From Financing Activities
Advances from related party	48,470	1,175
Payment of loan - related party	(6,945)	—
Proceeds from note payable	3,000	—
Common stock issued for cash	20,000	400,000
Net Cash Provided by Financing Activities	64,525	401,175

Net Change in Cash	(152,106)	166,117
Cash, Beginning of Year	166,772	655
Cash, End of Period	$14,666	$166,772

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these audited consolidated financial statements

BlackPoll Fleet International, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

On July 22, 2015, the Company filed a certificate of amendment with the Secretary of State of the State of Nevada in order to effectuate a name change. The Certificate of Amendment became effective on July 24, 2015. On July 23, 2015, the Company filed a certificate of correction with the Secretary of State of the State of Nevada modifying the name of the Company to BlackPoll Fleet International, Inc.

BlackPoll Fleet International, Inc. f/k/a Basta Holdings Corp, (the “Company”, “BPFI”, Basta”, “us”, “we”) was incorporated under the laws of the State of Nevada on May 11, 2011 and intended to commence operations in the distribution of copper pipes and fittings for sanitary engineering. In January 2014, the Company’s majority shareholder sold 100% of her ownership, which represented 80.43% of the Company’s outstanding common shares, to a third party in a private transaction. Coincidental with this change of ownership, the Company discontinued its previous business plan to distribute copper pipes and fittings and adopted a new business plan to provide aviation services to third parties. BPFI was a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircraft. Additional areas of existing and planned operational focus include provision of cargo aviation services, long-term lease/charter management, fixed and rotary maintenance and overhaul service, business aviation, fixed base operations (“FBO”) development and operation. The Company was, as of October 31, 2016 and 2015, under the leadership of Dr. Jacob Gitman, PhD, Chief Executive Officer and Chief Financial Officer. Subsequently on June 30, 2017, the Company’s majority shareholder Jacob Gitman sold 100% of his ownership, which represented 86% of the Company’s outstanding common shares, to a third party in a private transaction. As of October 31, 2017, the Company is under the leadership of Dan Oran, the majority shareholder.

Jet Aviation, Corp., a wholly owned subsidiary, was incorporated under the laws of the State of Florida, on July 24, 2017.

Company Development

As of October 31, 2016 the business activities of BlackPoll Fleet International, Inc. have been discontinued. On July 21, 2017, the Company refocused its continuing business related to aviation and the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”) for the exclusive right to sell inventory during the term of Agreement. The agreement was terminated on October 31, 2018 and the Company currently is in the business of selling plane parts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company uses the accrual basis of accounting and the preparation of the financial statements are in conformity with U.S. generally accepted accounting principles (U.S. GAAP). US GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from these estimates. The Company has adopted an October 31 fiscal year end.

On July 21, 2017, the Company refocused its continuing business related to aviation and the Company entered into a Consignment Agreement with Jet Aviation Components & Aircraft International, Inc. (“Jet”) for the exclusive right to sell inventory during the term of Agreement. The consignment agreement was terminated on October 31, 2018.

Principles of consolidation

The accompanying, consolidated financial statements for the year ended October 31, 2018, include the accounts of BlackPoll Fleet International, Inc. and its wholly owned subsidiary, Jet Aviation Corp. All intercompany accounts have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs that reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, advances, accounts payable and accrued expenses approximate their fair market value based on the short-term maturity of these financial instruments. The Company has liabilities that are measured at fair value on a recurring basis as of October 31, 2018 and 2017.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. Management determined that an allowance was not required as of the balance sheet dates.

For the years ended October 31, 2018 and 2017, the Company reported $43,629 and $52,743 of accounts receivable, respectively.

Inventory valuation

Inventories are stated at the lower of cost or net realizable value. Inventories are valued on a First-in, First-out (FIFO) basis.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

 Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges as of October 31, 2018 and October 31, 2017.

 Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14, which deferred the effective date of the new revenue standard by one year, and allowed entities the option to early adopt the new revenue standard as of the original effective date. There have been multiple standards updates amending this guidance or providing corrections or improvements on issues in the guidance. The requirements for these standards relating to Topic 606 are effective for interim and annual periods beginning after December 15, 2017. This standard permitted adoption using one of two transition methods, either the retrospective or modified retrospective transition method. The Company adopted these standards at the beginning of fiscal year 2019 using the modified retrospective method.

The Company revenue recognition policy follows guidance from Accounting Standards Codification (ASC) 606, Revenue from contract with customers. Revenue is recognized when the Company transferred promised goods and services to the customer and in the amount that reflect the consideration to which the company expected to be entitled in exchange for those goods and services.

The Company applies the following five-step model in order to determine this amount:

(i) Identification of contract with a customer;

 (ii ) Identify the performance obligation of the contract

 (iii) Determine transaction price;

 (iv) Allocation of the transaction price to the performance obligations; and

 (v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

Principal Versus Agent Considerations

Pursuant to Accounting Standards Codification subtopic 605-45, Reporting Revenue Gross as a Principal versus Net as an Agent (“ASC 605-45”), we determine whether revenue should be reported on a gross or net basis. Key indicators that we used in evaluating gross versus net treatment include, but are not limited to, the following:

●  which party is primarily responsible for fulfilling the promise to provide the specified good or service; and

●  which party has discretion in establishing the price for the specified good or service.

Based on our evaluation of the above indicators, we concluded that revenue is reported on a net basis.

Our sources of revenue are generated from selling inventory parts subject to inventory consignment arrangements and revenue share agreements and direct sale of inventory to the customer. The consignment agreement was terminated on October 31, 2018.

Income taxes

The Company is governed by the income tax laws of the United States of America. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applies the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of October 31, 2018 and, 2017, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future. The Company is subject to U.S. Federal income tax examinations for the tax years ended October 31, 2012 through October 31, 2018.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, re-measuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

Potential 382 Limitation

The Company’s ability to utilize its net operating loss (NOL) carryforwards may be substantially limited due to ownership changes that may have occurred on May 5, 2017, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

If the Company has experienced an ownership change, utilization of the NOL carryforwards would be subject to an annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC-740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any possible limitation will have an impact on the results of operations of the Company.

Tax returns for BlackPoll Fleet International, Inc. have not been prepared and filed for the years ended October 31, 2015 through 2018 and may be subject to penalties for delinquent and non-compliance requirements, in addition, to the NOL carryover changes from prior years.

Advertising

Advertising is expensed as incurred. Advertising expense for the years ended October 31, 2018 and 2017 amounted to $16,286 and $7,312, respectively.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Inventories

Inventories consist of airplane parts, and are stated at cost of $31,627 as of October 31, 2018.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company issued stock based compensation during the years ending October 31, 2018 and 2017.

Net earnings (loss) per share of common stock

The Company computes earnings per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per share excludes the shares issuable upon the conversion of preferred stock from the calculation of net loss per share if their effect would be anti-dilutive.

The computation of basic and diluted loss per share for the years ended October 31, 2018 and 2017, excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	October 31, 2018	October 31, 2017

Series B Convertible Preferred Shares ($0.001/share)	75,000	75,000

Total	75,000	75,000

 Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities including such person’s immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recent accounting pronouncements

 In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the impact of adopting ASU No. 2016-02 on our consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” (“ASU 2014-09”). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance in US GAAP. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date (“ASU 2015-14”), which deferred the effective date of ASU 2014-09 to October 1, 2018 for the Company. Early adoption was permitted. The Company adopted ASU 2014-09 utilizing the modified retrospective method. The Company evaluated the impact of adopting the new standard and concluded that there was no material impact on the Company’s revenue recognition policy.

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Statements,” which requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2019 (fiscal year 2021 for the Company). The Company has not yet determined the potential effects of the adoption of ASU 2016-13 on its consolidated financial statements.

 In August 2016, the FASB issued ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments,” which aims to eliminate diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. ASU 2016-15 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017 (fiscal year 2019 for the Company). The Company has not yet determined the potential effects of the adoption of ASU 2016-15 on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, (“ASU 2016-18”) Statement of Cash Flows (Topic 230): Restricted Cash. This ASU is intended to provide guidance on the presentation of restricted cash or restricted cash equivalents and reduce the diversity in practice. This ASU requires amounts generally described as restricted cash and restricted cash equivalents to be included with cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts on the statement of cash flows. We elected as permitted by the standard, to early adopt ASU 2016-18 retrospectively as of January 1, 2017 and have applied to all periods presented herein. The adoption of ASU 2016-18 did not have a material impact to our consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update (“ASU”) 2017-04, Intangibles – Goodwill and Other (Topic 350). The amendments in this update simplify the test for goodwill impairment by eliminating Step 2 from the impairment test, which required the entity to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining fair value of assets acquired and liabilities assumed in a business combination. The amendments in this update are effective for public companies for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805); Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business to help companies evaluate whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The amendments in this update are effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. We are evaluating the impact of adopting this guidance on our consolidated financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments.

As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-07, which expands the scope of Topic 718 to include certain share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for fiscal years beginning after December 15, 2018 (our fiscal year beginning on August 1, 2019), including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. We are evaluating the impact of this ASU on our consolidated financial statements and disclosures; however, we do not expect the adoption to have any effect given that we historically have not engaged in such types of transactions with nonemployees.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently reviewing the impact of adoption of ASU 2017-11 on its consolidated financial statements. All other newly issued accounting pronouncements but not yet effective have been deemed either immaterial or not applicable.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared contemplating a continuation of the Company as a going concern. Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The Company has not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern. The Company reported a Net loss from operations of $286,214 for the year ended October 31, 2018. As of October 31, 2018, the Company had an accumulated deficit of $2,109,973. The Company is planning to seek out new opportunities for Company as a provider of contract procurement, aviation business development and aircraft management services for fixed and rotary winged aircraft. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

NOTE 4 – NOTES PAYABLE- RELATED PARTY

On August 2, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on or before August 2, 2019 (See Note 6).

On October 2, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $10,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 6).

On October 12, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $2,500. Pursuant to the terms of the note, the note is non-interest bearing, and is due on or before October 12, 2021 (See Note 6).

On October 18, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $5,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 6).

During the year ended October 31, 2018, the Company recorded accrued interest payable of $363 related to the loans (See Note 6).

During the year ended October 31, 2017, an officer paid an aggregate $1,175 in expenses on the Company’s behalf as an advance. During the year ended October 31, 2018 the Company repaid $975 in loans, the remaining balance is $200. Pursuant to the terms of the note, the note was non-interest bearing, unsecured and was due on demand or on or before July 11, 2021 (See Note 6).

NOTE 5 – NOTE PAYABLE

On September 24, 2018, the Company entered into an unsecured promissory note with a non-related party in the amount of $3,000. Pursuant to the terms of the note, the non-interest bearing, unsecured and is due on or before September 24, 2021. Subsequent to the year ended October 31, 2018, the note was repaid in full.

NOTE 6 – RELATED PARTY TRANSACTIONS

On August 2, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on or before August 2, 2019 (See Note 4).

On October 2, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $10,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 4).

On October 12, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $2,500. Pursuant to the terms of the note, the note is non-interest bearing t, and is due on or before October 12, 2021 (See Note 4).

On October 18, 2018, the Company entered into an unsecured promissory note with Dan Oran, the Company’s CEO and director, in the amount of $5,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand (See Note 4)

During the years ended October 31, 2018, the Company recorded accrued interest payable of $363 related to the loans (See Note 4).

During the year ended, an officer paid an aggregate $1,175 in expenses on the Company’s behalf as an advance. During the year ended October 31, 2018 the Company repaid $975 in loans, the remaining balance is $200.Pursuant to the terms of the note, the note was non-interest bearing, unsecured and was due on demand or on or before July 11, 2021 (See Note 5).

On June 30, 2017, the Company entered into an employment agreement with Dan Oran, the executive, to serve as a Company Director. The term of the agreement will continue until June 30, 2022. As compensation for services, the employee will receive a monthly compensation of $7,500 per month. On July 1, 2018, the Company superseded and replaced the June 30, 2017 agreement. Based on the new agreement the Directory is entitled to $7,500 per month compensation plus a car allowance of up to $2,500 per month in addition to the following terms:

●	In the event Director directly arranges for an acquisition of or by the Company the Director shall be entitled to compensation of 5% of the acquisition.
●	In the event Director initiates business for Company, Director shall be entitled to commission equal up to 10% of the net proceeds received by Company therefrom on a continuing basis during and after the term of this agreement (See Note 10).

On November 1, 2015, the Company entered into a consulting agreement with Monarch Air Group, LLC – related party, where the consultant, agreed to advise and counsel the Company in aviation business development and aircraft management. The principal of Monarch Air Group, LLC is the son of the former CEO of the Company. The term of the agreement is from November 1, 2015 and ending on December 31, 2017. For the year ended October 31, 2016, the Company reported common stock payable for 180,000 shares. The Company issued the 180,000 shares of common stock on June 30, 2017 with a fair value of $180,000 ($1/share) based upon the most recent trading price per share of the Company’s common stock. (See Note 9).

On November 1, 2015, the Company entered into a consulting agreement with LGN International, LLC – related party, where the consultant agreed to advise and counsel the Company in aviation business development and aircraft management. The principal of LGN International, LLC is the son of the former CEO of the Company. The term of the agreement is from November 1, 2015 and ending on December 31, 2017. For the year ended October 31, 2016, the Company reported common stock payable for 180,000 shares. The Company issued the 180,000 shares of common stock on June 30, 2017 with a fair value of $180,000 ($1/share) based upon the most recent trading price per share of the Company’s common stock. (See Note 9).

NOTE 7 – FIXED ASSETS

On August 4, 2015, the Company entered into an asset purchase agreement with Alpha Investment and Lending Corp. (“Alpha”). Pursuant to the Agreement, the Company acquired a Mil MI-8 medium utility helicopter from Alpha in exchange for the issuance of 2,317,143 restricted common shares of the Company. Alpha also executed and delivered to the Company a Bill of Sale conveying the aircraft to the Company. As a result of this transaction, Alpha became a controlling shareholder, with 90% interest in the Company. The historical book value of the helicopter carried by Alpha was used for the Company’s valuation of the asset in the amount of $796,000. On February 11, 2016, the agreement between the Company and Alpha dated August 4, 2015 was terminated and the helicopter was returned to Alpha. As of October 31, 2016 the shares remained outstanding as the Company is waiting on the stock certificate to be returned by Alpha. For the year ended October 31, 2016, the Company recorded $796,000 as common stock receivable. The helicopter was not placed into the service and was not used to generate any revenues or business. In addition, no deprecation was deducted for the years ended October 31, 2018 and 2017 (See Note 9).

Property and equipment consist of the following at October 31, 2018 and October 31, 2017:

	October 31, 2018	October 31, 2017

Furniture and equipment	$3,794	$3,794
Total	3,794	3,794
Less: accumulated depreciation and amortization	(2,663)	(2,121)
Property & Equipment, Net	$1,131	$1,673

Depreciation expense for the years ended October 31, 2018 and 2017, totaled $542 and $542, respectively.

NOTE 8 – DERIVATIVE LIABILITY

On March 12, 2015, the Company entered into a Financial Advisory Agreement which included the sale of 10,000 shares of Series C Preferred Stock. The shares of Series C Preferred Stock are convertible into common shares equivalent to 9.99% ownership interest of the Company at the time of conversion. The shares can be converted at any time. We identified an embedded derivative liability related to the conversion feature of the Series C Preferred Stock due to the variable number of common shares issuable upon conversion. On June 30, 2017, the Company converted 10,000 shares of the Series C Preferred Stock into 1,180,000 shares of common stock. As of October 31, 2018 and 2017, total derivative liability was $0 and $0, respectively, and the change in fair value of derivative liability for the stock was $0and $4,672, respectively.

The Company assesses the fair value of the conversion using the Black Scholes pricing model and records a derivative expense for the value. The Company then assesses the fair value of the shares quarterly based on the Black Scholes Model and increases or decreases the liability to the new value, and records a corresponding gain or loss. The Company uses expected volatility based primarily on historical volatility using daily pricing observations for recent periods that correspond to the expected life of the warrants. The risk-free interest rate is based on U.S. Treasury securities rates.

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of October 31, 2017:

	Commitment Date	Re-Measurement Date
Risk-free interest rate at grant date	1.14%	0.11
Expected stock price volatility	84%	310%
Expected dividend payout	—	—
Expected option in life-years	0.5	0.75

NOTE 9 - STOCKHOLDERS’ EQUITY (DEFICIT)

On April 10, 2014, the Company amended its articles of incorporation to increase the number of authorized common shares with a par value of $0.001 per share from 75,000,000 common shares to 250,000,000 common shares. Additionally, the Company changed its capitalization to include 5,000,000 shares of Series A Preferred Stock, $0.001 par value (“Series A Preferred Stock”), and 5,000,000 shares of Series B Convertible Preferred Stock, which are issuable at the discretion of the board of directors.

On April 1, 2015, the Company amended it articles of incorporation to, among other items, increase the authorized preferred stock of the Company from 10,000,000 to 20,000,000 shares. On April 16, 2015, the Company designated 10,000 shares of Series C Convertible Preferred Stock, all of which were issued to The Vantage Group, Ltd (the “Consultant”) with a fair value of $1,000.

A Reverse Split became effective on July 28, 2015. As a result of the Reverse Split, each ten (10) shares of common stock issued and outstanding prior to the Reverse Split has been converted into one (1) share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted. All share and per share information in the accompanying consolidated financial statement and footnotes have been retroactively restated to reflect the reverse stock split.

Series A Preferred Stock

Dividends shall be paid on Series A Preferred Stock at the discretion of the Board of Directors. Each share of Series A Preferred Stock shall be entitled to ten (10) votes on all shareholder matters.

Series B Convertible Preferred Stock

Dividends shall be paid on the Series B Convertible Preferred Stock at the discretion of the Board of Directors. Upon the request of the holder, each share of Series B Convertible Preferred Stock shall be convertible into two (2) shares of Common Stock. Shares of Series B Convertible Preferred Stock shall not be entitled to vote on any shareholder matter and shall have no voting rights whatsoever.

Series C Convertible Preferred Stock

The Company may not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company unless the holders of the Series C Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Convertible Preferred Stock that is equal to or greater than the dividend to be paid to any other class or series of capital stock of the Company. The Series C Convertible Preferred Stock has a stated value of $0.001 per share and is convertible into 9.99% of the Company’s issued and outstanding shares of common stock, calculated on a fully diluted basis.

On April 23, 2015, the Company issued a Consultant 10,000 shares of its Series C Convertible Preferred Stock for services to be provided. Pursuant to the consulting agreement, the consultant shall pay the Company $1,000 for the shares. As of October 31, 2016, no amount had been paid and has been recorded as preferred stock receivable. On June 30, 2017, the Company converted 10,000 shares of the Series C Preferred Stock into 1,180,000 shares of common stock.

As of October 31, 2018, the Company had 27,358,015 shares of common stock issued and outstanding, no Series A Preferred Stock issued and outstanding, 37,500 Series B Preferred Stock issued and outstanding and no Series C Preferred Stock issued and outstanding.

As of October 31, 2017, the Company had 27,337,015 shares of common stock issued and outstanding, no Series A Preferred Stock issued and outstanding, 37,500 Series B Preferred Stock issued and outstanding and no Series C Preferred Stock issued and outstanding.

Common Stock

On April 20, 2018, the Company issued 10,000 shares of common stock at $1.00 per share for cash totaling $10,000.

On April 24, 2018, the Company issued 10,000 shares of common stock at $1.00 per share for cash totaling $10,000.

On April 1, 2018, the Company issued 1,000 shares of Common Stock for consulting expense with a fair value of $1,500 ($1.50/share) based upon the most recent trading price per share of the Company’s stock.

On May 15, 2017, the Company issued 17,971,377 shares of common stock to a majority shareholder, at $0.001 per share for cash totaling $160,000 (See Note 6).

During the month of July 2017, the Company issued a total of 960,000 shares of common stock at $0.25 per share for cash totaling $240,000.

On August 1, 2017, the Company issued 10,000 shares of Common Stock for consulting expense with a fair value of $11,100 ($1.10/share) based upon the most recent trading price per share of the Company’s stock.

On August 1, 2017, the Company issued 10,000 shares of Common Stock for consulting expense with a fair value of $11,100 ($1.10/share) based upon the most recent trading price per share of the Company’s stock.

On August 1, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 31, 2018. As compensation for services, the employee received compensation of 10,000 common shares of common stock in connection with this agreement with a fair value of $11,000 based upon the most recent trading price per share of the Company’s common stock (See Note 10).

On July 13, 2017, the Company entered into an advisory agreement where the advisor agreed to act as advisor to the Company and provide advice of strategic and business development ideas. The Company issued 1,000,000 common shares in connection with this agreement with a fair value of $124,500 ($0.1245/share) based upon the most recent trading price per share of the Company’s common stock.

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee received compensation of 10,000 common shares of common stock in connection with this agreement with a fair value of $1,245 based upon the most recent trading price per share of the Company’s common stock.

On July 13, 2017, the Company issued 10,000 shares of Common Stock for consulting expense with a fair value of $1,245 ($0.1245/share) based upon the most recent trading price per share of the Company’s stock.

On June 30, 2017, the Company entered into an advisory agreement where the advisor agreed to act as advisor to the Company and provide advice of strategic and business development ideas. The Company issued 1,996,820 common shares in connection with this agreement with a fair value of $248,604 ($0.1245/share) based upon the most recent trading price per share of the Company’s common stock.

On April 25, 2017, the Company issued 100,000 shares of Common Stock for consulting expense with a fair value of $2,220 ($0.0222/share) based upon the most recent trading price per share of the Company’s stock.

On November 1, 2015, the Company entered into a consulting agreement with LGN International, LLC – related party, where the consultant agreed to advise and counsel the Company in aviation business development and aircraft management. The term of the agreement is from November 1, 2015 and ending on December 31, 2017. For the year ended October 31, 2016, the Company reported common stock payable for 180,000 shares. The Company issued the 180,000 shares of common stock on June 30, 2017 with a fair value of $180,000 ($1/share) based upon the most recent trading price per share of the Company’s common stock. (See Note 6).

On November 1, 2015, the Company entered into a consulting agreement Monarch Air Group, LLC – related party, where the consultant, agreed to advise and counsel the Company in aviation business development and aircraft management. The term of the agreement is from November 1, 2015 and ending on December 31, 2017. For the year ended October 31, 2016, the Company reported common stock payable for 180,000 shares. The Company issued the 180,000 shares of common stock on June 30, 2017 with a fair value of $180,000 ($1/share) based upon the most recent trading price per share of the Company’s common stock. (See Note 6).

On August 4, 2015, the Company entered into an asset purchase agreement with Alpha Investment and Lending Corp. (“Alpha”). Pursuant to the Agreement, the Company acquired a Mil MI-8 medium utility helicopter from Alpha in exchange for the issuance of 2,317,143 restricted common shares of the Company. Alpha also executed and delivered to the Company a Bill of Sale conveying the aircraft to the Company. As a result of this transaction, Alpha became a controlling shareholder, with 90% interest in the Company, and the historical book value of the helicopter carried by Alpha was used for the valuation of the asset in the amount of $796,000. On February 11, 2016, the agreement between the Company and Alpha dated August 4, 2015 was terminated and the helicopter was returned to Alpha. The Company put in a cancellation request to cancel the shares with Island Stock Transfer, the Company’s transfer agent, however the stock certificate was misplaced by Alpha and the shares cannot be canceled without the actual certificate being presented by Alpha. For the year ended October 31, 2016 and 2015 the shares remained outstanding as the Company is waiting on the stock certificate to be returned by Alpha. For the year ended October 31, 2018 and 2017, the Company recorded $796,000 as common stock receivable. The helicopter was not placed into the service and was not used to generate any revenues or business. In addition, no deprecation was deducted for the year ended October 31, 2018 and 2017 (See Note 7). There shares were canceled as of April 20, 2019.

NOTE 10 – COMMITMENTS AND CONCENTRATIONS

On June 30, 2017, the Company entered into an advisory agreement where the advisor agreed to act as advisor to the Company and provide advice of strategic and business development ideas. The term of the agreement will continue until June 30, 2020. As compensation for services, the consultant will receive monthly compensation of $7,500.

On July 21, 2017, the Company entered into a consignment agreement with Jet Aviation Components & Aircraft International, Inc. According to the agreement, Jet owns inventory and granted BlackPoll an exclusive right to sell the inventory during the term of this agreement. BlackPoll will pay Jet 50% of the proceeds after expenses not to exceed $17,000 per month. If BlackPoll fails to remit the consignment payment due and sell a minimum of $300,000 worth of inventory every year commencing November 1, 2017, Jet will have an option for 30 days after the completion of each BlackPoll fiscal year to terminate this agreement. Additionally, Jet grants permission to BlackPoll to use the office furniture, equipment and supplies for the purpose of the consignment agreement for a monthly fee of $250 per month. The consignment agreement was terminated on October 31, 2018. During the year ended October 31, 2018, the company recorded a commission payable for $4,600 in connection with the termination and full settlement of the agreement.

WAB International, Inc. (“WAB”):-Related Party - Litigation

E.R. Troika, Ltd. et al. v. Boruch P. Freedman et al., Case No. 15-003786-CA-01 (Eleventh Judicial Circuit in and for Miami-Dade County, FL). On November 14, 2017, E.R. Troika, Ltd. and JSC Airline Burundaivia (the “Plaintiffs”) filed a lawsuit against nineteen individuals and entities, including BlackPoll Fleet International, Inc. f/k/a Basta Holdings Corp. The lawsuit alleges that, from November 2013 through March 2016, BlackPoll received payments from WAB International, Inc. (“WAB”) in the amount of $1,810,808 that the Plaintiffs’ claim were “fraudulent avoidable transfers” that were only for the purposes of siphoning assets out of WAB. The Plaintiffs obtained a judgement against WAB and are seeking to recover the $1,810,808 in payments made to the Company in order to partially satisfy the judgment against WAB. On January 24, 2018, BlackPoll filed its response to the lawsuit, asserting that the payments to BlackPoll were not “avoidable transfers” but rather were payments pursuant to valid contracts. BlackPoll intends to defend this lawsuit and is currently engaging in discovery concerning the Plaintiffs’ claims.

On June 30, 2017, the Company entered into an employment agreement with Dan Oran, the executive, to serve as a Company Director. The term of the agreement will continue until June 30, 2022. As compensation for services, the employee will receive a monthly compensation of $7,500 per month. On July 1, 2018, the Company superseded and replaced the June 30, 2017 agreement. Based on the new agreement the Directory is entitled to $7,500 per month compensation plus a car allowance of up to $2,500 per month in addition to the following terms:

●	In the event Director initiates business for Company, Director shall be entitled to commission equal up to 10% of the net proceeds received by Company therefrom on a continuing basis during and after the term of this agreement. (See Note 6).

On August 1, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 31, 2018. As compensation for services, the employee received a compensation of 10,000 common shares of common stock in connection with this agreement with a fair value of $11,000 based upon the most recent trading price per share of the Company’s common stock (See Note 9).

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $650.

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $650.

On July 13, 2017, the Company entered into an employment agreement. The term of the agreement will continue until July 18, 2020. As compensation for services, the employee will receive weekly compensation of $750 and a $400 a month car allowance.

 NOTE 11 – INCOME TAXES

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected us, including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We are required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, re-measuring our U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and accounting interpretation are expected over the next 12 months, we consider the accounting of the transition tax, deferred tax re-measurements, and other items to be incomplete due to the forthcoming guidance and our ongoing analysis of final year-end data and tax positions. We expect to complete our analysis within the measurement period in accordance with SAB 118.

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at October 31, 2018 and 2017 consists of the following:

	2018	2017
Gross deferred tax assets:
Temporary difference	$(6,212)	$(6,212)
Net operating loss carryforwards	514,794	443,293
Total deferred tax assets	508,492	437,081
Less: valuation allowance	508,492	(437,081)
Temporary Difference
Net deferred tax asset	$—	$—

The actual tax benefit differs from the expected tax benefit (computed by applying the U.S. Federal Corporate tax rate of 21% to income before taxes and 5.5% for State income taxes, a blended rate of 25.353%) as follows:

	2018	2017
Expected tax benefit - Federal	$396,799	$(168,136)
Expected tax benefit – State	(111,694)	(28,781)
Change in Valuation Allowance	508,492	194,127
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	1,671,1308	1,032
Tax effect of differences in the timing of deductibility of items for income tax purposes:	1,574	1,758

Actual tax expense (benefit)	$—	$—

The Company has a net operating loss carryforward for tax purposes totaling approximately $2,030,792 at October 31, 2018, which begin to expire in 2038. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs (based upon Internal Revenue Code Sections 382 and 383). Therefore, the amount available to offset future taxable income may be limited. No tax asset has been realized/ reported in the financial statements, because the Company’s Management has determine there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

Potential 382 Limitation

The Company’s ability to utilize its net operating loss (NOL) carryforwards may be substantially limited due to ownership changes that may have occurred on May 5, 2017, as required by Section 382 and 383 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 and 383 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

If the Company has experienced an ownership change, utilization of the NOL carryforwards would be subject to an annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC-740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any possible limitation will have an impact on the results of operations of the Company. Management is reviewing at the date of this statement the Company’s Ownership change, as defined by Section 382 and 383 of the Code, but such review has not been completed to date.

Tax returns for BlackPoll Fleet International, Inc. have not been prepared and filed for the year ended October 31, 2015 through 2018 and may be subject to penalties for delinquent and non-compliance requirements, in addition, to the NOL carryover changes from prior years. Noting, the net operating losses and other deferred tax assets are estimated and have not been solidified by the filing of filing of actual tax returns, as explained.

NOTE 12 – CONCENTRATIONS

At October 31, 2018 and 2017, the Company had concentrations of accounts receivable, sales and provider costs.

Accounts Receivable Concentrations:

At October 31, 2018, the Company had a concentration of accounts receivable of $18,220 from Stark Aerospcace, Inc., totaling 41.76%.

At October 31, 2017, the Company had a concentration of accounts receivable of $35,034 from IAI Aircraft Division, totaling 66.42%.

Sales Concentrations:

For the year ended October 31, 2018, the Company had a concentration of sales of $50,398 with one customer, totaling 11.58%.

For the year ended October 31, 2017, the Company had a concentration of sales of $62,100 with one customer, totaling 54.56%.

Provider Costs Concentrations:

For the year ended October 31, 2018, the Company had provider costs concentration of $45,300 with IAI Aircraft North America totaling 43.83%.

For the year ended October 31, 2017, the Company had provider costs concentration of $31,458 with IAI Aircraft Division totaling 91%.

NOTE 13- SUBSEQUENT EVENTS

On November 2, 2018, the Company entered into an unsecured promissory note with Dan Oran, a related party in the amount of $25,000. Pursuant to the terms of the note, the note is bearing 5% interest, and is due on demand.

On November 27, 2018, the Company entered into an unsecured promissory note with Dan Oran, a related party in the amount of $5,000. Pursuant to the terms of the note, the note is none interest bearing and is due on or before November 27, 2020.

On November 29, 2018, the Company entered into an unsecured promissory note with Dan Oran, a related party in the amount of $50,000. Pursuant to the terms of the note, the note is none interest bearing, unsecured and is due on or before November 29, 2021.

BLACKPOLL FLEET INTERNATIONAL INC.

4,170,000 Shares of common stock

PROSPECTUS

_____________, 2019

PART II -INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee	$
Printing expenses
Legal fees and expenses
Accounting fees and expenses
Transfer Agent fees and expenses
Miscellaneous expenses
Total	$

Item 14. Indemnification of Directors And Officers

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our articles of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

Item 15. Recent Sales of Unregistered Securities

On June 30, 2017, Dan Oran purchased 17,971,377 shares of the Issuer’s common stock for consideration of $160,000. As a result of that purchase Mr. Oran owned approximately 86% of the issued and outstanding common stock of the Company resulting in a change of control. Mr. Oran also became the Company’s Chief Executive Officer and Chief Financial Officer. The shares were issued pursuant to the exemption from registration provided pursuant to Section 4(a)(2) of the Securities Act of 1933.

In July 2017, the Company sold 960,000 shares of its common stock for total proceeds of $240,000.00. The sales were made to people who had a prior business relationship with the Company or with Dan Oran. The shares were issued pursuant to an exemption from registration under Rule 506(b) and Section 4(a)(2) of the Securities Act of 1933.

In July 2017, the Company issued 1,050,000 shares of its common stock to 6 individuals for services rendered to the Company. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

On April 1, 2018, the Company issued 1,000 shares of Common Stock for consulting expense with a fair value of $1,500. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

On April 20, 2018, the Company issued 10,000 shares of common stock at $1.00 per share for cash totaling $10,000. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

On April 24, 2018, the Company issued 10,000 shares of common stock at $1.00 per share for cash totaling $10,000. The shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2015)

3.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2015)

3.3	Certificate of Designation of Series C Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2015)

3.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2015)

3.5	Certificate of Correction to Articles of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2015)

5.1	Opinion of Jonathan D. Leinwand, P.A.

10.1	Financial Advisory Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2015)

10.2	Asset Purchase Agreement, between BlackPoll Fleet International, Inc. and Alpha Investment and Lending Corp., dated August 4, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2015)

10.3	Bill of Sale by Alpha Investment and Lending Corp., dated August 4, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2015)

10.4	Cooperation and Joint Utilization Agreement, between BlackPoll Fleet International, Inc. and Aim Air Ltd., dated December 13, 2015

10.5	Asset Purchase Agreement between BlackPoll Fleet International, Inc. and Alpha Investment and Lending Corp., dated February 11, 2016 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2016)

10.6	Bill of Sale by BlackPoll Fleet International, Inc. dated February 11, 2016 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2016)

10.7	Stock Subscription Agreement by and between BlackPoll Fleet International, Inc. and Dan Oran, dated May 15, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2017)

10.8	Stock Subscription Agreement by and between BlackPoll Fleet International, Inc. and Dan Oran, dated June 30, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2017)

10.9	Director Agreement by and between BlackPoll Fleet International, Inc. and Dan Oran, dated June 30, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2017)

10.10	Consignment Agreement by and between BlackPoll Fleet International, Inc. and Jet Aviation Components & Aircraft International, Inc., dated July 21, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2017)

10.11*	Director Agreement between BlackPoll Fleet International Inc. and Dan Oran, dated July 1, 2018

10.12*	Promissory Note in the Amount of $25,000 with Dan Oran dated August 2, 2018

10.13*	Promissory Note in the Amount of $10,000 with Dan Oran dated October 2, 2018

10.14*	Promissory Note in the Amount of $2,500 with Dan Oran dated October 12, 2018

10.15*	Promissory Note in the Amount of $5,000 with Dan Oran dated October 1, 2018

10.16*	Promissory Note in the Amount of $25,000 with Dan Oran dated November 2, 2018

10.17*	Promissory Note in the Amount of $5,000 with Dan Oran dated November 27, 2018

10.18*	Promissory Note in the Amount of $50,000 with Dan Oran dated November 29, 2018

10.19*	Promissory Note in the Amount of $20,000 with Dan Oran dated January 16, 2019

10.20*	Promissory Note in the Amount of $20,000 with Dan Oran dated January 23, 2019

10.21*	Employment Agreement between Vlaimir Kudyakov and Jet Aviation Corp. dated January 4, 2019

10.22*	Promissory Note in the Amount of $2,173 with Dan Oran dated February 1, 2019

10.23*	Promissory Note in the Amount of $2,000 with Dan Oran dated February 14, 2019

10.24*	Promissory Note in the Amount of $17,500 with Dan Oran dated March 13, 2019

10.25*	Promissory Note in the Amount of $5,000 with Dan Oran dated March 27, 2019

23.1*	Consent of RBSM LLP

23.2*	Consent of Jonathan D. Leinwand, P.A. (Included in Exhibit 5.1)

99.1	Letter of Resignation from Jacob Gitman, dated June 30, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2017)

*       Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Fort Lauderdale, FL on June 25, 2019.

BLACKPOLL INTERNATIONAL, INC.

By:	/s/ Dan Oran
Name:	Dan Oran
Title:	Chief Executive Officer, President and Chief Financial Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and, on the dates, indicated:

Signature	Title	Date

/s/ Dan Oran	Chief Executive Officer and Director	June 25, 2019
Dan Oran	(Principal Executive and Financial Officer)